Exhibit 2.21

Prepared By and Upon

Recordation Return To:

The Bank of New York

101 Barclay Street - 21W

New York, New York  10286

Attention:  Corporate Trust Administration

LEASEHOLD AND FEE DEED OF TRUST, SECURITY AGREEMENT AND
FIXTURE FILING WITH ASSIGNMENT OF RENTS

VIRGIN RIVER CASINO CORPORATION,

RBG, LLC,

CASABLANCA RESORTS, LLC, and

OASIS INTERVALOWNERSHIP, LLC,

as Trustors

NEVADA TITLE COMPANY,

as Trustee

THE BANK OF NEW YORK,

as Beneficiary

Dated as of December 16, 2004

LEASEHOLD AND FEE DEED OF TRUST, SECURITY AGREEMENT AND

FIXTURE FILING WITH ASSIGNMENT OF RENTS

THIS LEASEHOLD AND FEE DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING WITH ASSIGNMENT OF RENTS (the “Deed of Trust”) is made as of the [  ]th day of December, 2004 by and among Virgin River Casino Corporation, a Nevada corporation (“Virgin River”), RBG, LLC, a Nevada limited-liability company (“RBG”), CasaBlanca Resorts, LLC, a Nevada limited-liability company (“Resorts”), and Oasis Interval Ownership, LLC, a Nevada limited-liability company (“Oasis Interval” and, collectively with RBG and Virgin River, the “Trustors,” which term includes any successors under this Deed of Trust), each of whose principal place of business is located at the location set forth opposite its name on Schedule 4.2(ii) hereto, in favor of Nevada Title Company (“Trustee”), for the benefit of The Bank of New York, a New York banking corporation, as Collateral Agent (“Beneficiary”), whose principal place of business is located at 101 Barclay Street - 21W, New York, New York  10286, in its capacity as trustee under the Indenture for the ratable benefit of the Holders.  Unless the context otherwise requires, all capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the “Indenture” (as hereinafter defined).  Attached hereto as Schedule 1.1 is a list of certain definitions for which reference should be made to the Indenture.

THE MAXIMUM AMOUNT OF PRINCIPAL TO BE SECURED HEREBY IS $120,000,000 OF THE “SECURED OBLIGATIONS” (as hereinafter defined); PROVIDED THAT IN NO EVENT SHALL THE AGGREGATE PRINCIPAL BALANCE SECURED HEREBY, EXCLUSIVE OF INTEREST, FEES AND EXPENSES, FOR THE BENEFIT OF THE HOLDERS EXCEED $120,000,000.

RECITALS

A.            Pursuant to that certain Indenture dated as of December [   ], 2004 (as supplemented and otherwise amended from time to time, the “Indenture”), by and among Virgin River, RBG, and B & BB, Inc., a Nevada corporation (“B & BB” and, collectively, the “Issuers”), the Guarantors (as defined therein), and Beneficiary, as trustee thereunder (in such capacity, the “Indenture Trustee”), Issuers shall issue [    ]% Senior Secured Notes due 2011 in an aggregate principal amount of up to the maximum amount of $120,000,000 (collectively, the “Notes”).

B.            Pursuant to a guarantee included in Article XI of the Indenture and endorsed on the Notes (as such guarantee may be amended from time to time, the “Guarantee”), the Guarantors (including Resorts and Oasis) have Guaranteed the Obligations of Issuers under the Notes, the Indenture and the other “Indenture Documents” (as hereinafter defined) to which Issuers are a party.

C.            Pursuant to the Indenture, the Notes and the Guarantees are required to be secured by, among other things, this Deed of Trust.

D.            The parties acknowledge that certain provisions of this Deed of Trust may be subject to the laws, rules and regulations of the Gaming Authorities (“Applicable Gaming Laws”).

WITNESSETH:

IN CONSIDERATION OF THE FOREGOING PREMISES AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, EACH TRUSTOR DOES HEREBY IRREVOCABLY GRANT, BARGAIN, SELL, TRANSFER, CONVEY AND ASSIGN to Trustee, its successors and assigns, IN TRUST, WITH POWER OF SALE, for the benefit and security of Beneficiary, as agent and representative for the equal and ratable benefit of the Holders, the following (but excluding in each and every case all Excluded Assets (as hereinafter defined)), whether now owned or hereafter acquired:

GRANTING CLAUSE ONE

[Land]

All of the right, title and interest of each Trustor in the real property, located in the County of Clark, State of Nevada, described in Exhibit A attached hereto and by this reference incorporated herein (the “Owned Land”), together with all and singular the tenements, hereditament, rights, reversions, remainders, development rights, privileges, benefits, easements (in gross or appurtenant), rights-of-way, gores or strips of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and all appurtenances whatsoever and claims or demands of each Trustor at law or in equity, in any way belonging, benefitting, relating or appertaining to the Owned Land, the airspace over the Owned Land, the “Improvements” (as hereinafter defined), or both, or which hereinafter shall in any way belong, relate or be appurtenant thereto.

To the fullest extent allowed by “Applicable Law” (as hereinafter defined) and the Ground Lease (as hereinafter defined), all of the right, title and interest of each Trustor in the leasehold estate created by those certain lease agreements described in Exhibit B-1 attached hereto and by this reference incorporated herein (“Ground Lease”), by and between any Trustor, as lessee, and that certain party referenced on said Exhibit, as lessor (“Lessor”), as the same may be amended, restated, renewed or extended from time to time, in that certain real property, located in the County of Clark, State of Nevada and County, described in Exhibit B-2 (the “Leased Land”), together with all and singular the tenements, hereditament, rights, reversions, remainders, development rights, privileges, benefits, easements (in gross or appurtenant), rights-of-way, gores or strips of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and all appurtenances whatsoever and claims or demands of the Trustors at law or in equity, in any way belonging, benefitting, relating or appertaining to the Leased Land, the airspace over the Leased Land, the “Improvements” (as hereinafter defined), or both, or which hereinafter shall in any way belong, relate or be appurtenant thereto.

The Owned Land and the Leased Land shall collectively be referred to as the “Land.”

GRANTING CLAUSE TWO

[Improvements]

TOGETHER WITH, any and all structures, buildings, facilities and improvements of every nature whatsoever now or hereafter erected on the Land, including, but not limited to, the “Fixtures” (as hereinafter defined) (collectively, the “Improvements”) (the Land and Improvements are referred to collectively as the “Property”).

For purposes of this Deed of Trust, Fixtures shall be deemed to include, to the full extent allowed by law, fixtures and all other equipment and machinery now or at any time hereafter owned by any Trustor and located or included in or on or appurtenant to the Property and used in connection therewith and which are or become so related to the real property encumbered hereby that an interest arises in them under real estate law which may include, but is not limited to: all docks, piers, barges, vessels, machinery, equipment (including, without limitation, pipes, furnaces, conveyors, drums, fire sprinklers and alarm systems, and air conditioning, heating, refrigerating, electronic monitoring, stoves, ovens, ranges, dishwashers,  disposals, food storage, food processing (including restaurant fixtures), trash and garbage removal and maintenance equipment), office equipment, all built-in tables, chairs, mantels, screens, plumbing, bathtubs, sinks, basins, faucets, laundry equipment, planters, desks, sofas, shelves, lockers and cabinets, laundry equipment, all safes, furnishings, appliances (including, without limitation, food warming and holding equipment,  iceboxes, refrigerators, fans, heaters, water heaters and incinerators), rugs, carpets and other floor coverings, draperies and drapery rods and brackets, awnings, window shades, venetian blinds, curtains, lamps, chandeliers and other lighting fixtures.

GRANTING CLAUSE THREE

[Rents, etc.]

TOGETHER WITH, all rents, income, security or similar deposits, including without limitation, receipts, issues, royalties, earnings, products or proceeds, profits, maintenance, license and concession fees and other revenues to which any Trustor may now or hereafter be entitled, including, without limitation, all rights to payment for hotel room occupancy by hotel guests, which includes any payment or monies received or to be received in whole or in part, whether actual or deemed to be, for the sale of services or products in connection therewith and/or in connection with such occupancy, advance registration fees by hotel guests, tour or junket proceeds and deposits for conventions and/or party reservations (collectively the “Rents”), subject to the revocable license hereinafter given to the Trustors to collect and apply such Rents.

GRANTING CLAUSE FOUR

[Leases, Including Deposits and Advance Rentals]

TOGETHER WITH, (a) all estate, right, title and interest of each Trustor in, to and under any and all leases, subleases, lettings, licenses, concessions, operating agreements, management agreement, franchise agreements and all other agreements affecting or covering the Property or any portion thereof now or hereafter existing or entered into, together with all amendments, extensions and renewals of any of the foregoing, (b) all right, title, claim, estate and interest of each Trustor thereunder, including, without limitation, all claims of the lessor thereunder, letters of credit, guarantees or security deposits, advance rentals, and any and all deposits or payments of similar nature and (c) the right to enforce against any tenants thereunder and otherwise any and all remedies under any of the foregoing, including each Trustor’s right to evict from possession any tenant thereunder or to retain, apply, use, draw upon, pursue, enforce or realize upon any guaranty thereof; to terminate, modify, or amend any such agreement; to obtain possession of, use, or occupy, any of the real or personal property subject to any such agreement; and to enforce or exercise, whether at law or in equity or by any other means, all provisions of any such agreement and all obligations of the tenants thereunder based upon (i) any breach by such tenant thereunder (including any claim that any Trustor may have by reason of a termination, rejection, or disaffirmance of such agreement pursuant to any Bankruptcy Law), and (ii) the use and occupancy of the premises demised, whether or not pursuant to the applicable agreement (including any claim for use and occupancy arising under landlord-tenant law of the State of Nevada or any Bankruptcy Law).

GRANTING CLAUSE FIVE

[Options to Purchase, etc.]

TOGETHER WITH, all right, title and interest of each Trustor in and to all options and other rights to purchase or lease the Property or any portion thereof or interest therein, if any, and any greater estate in the Property owned or hereafter acquired by any Trustor.

GRANTING CLAUSE SIX

[Personalty]

TOGETHER WITH, all right, title and interest of each Trustor in and to all Tangible Property and Intangible Property (except, with respect to Gaming Licenses, as prohibited by Applicable Gaming Laws) now or at any time hereafter located on or appurtenant to the Property and used or useful in connection with the ownership, management or operation of the Property, including, without limitation, the Personalty.

GRANTING CLAUSE SEVEN

[Condemnation Awards, etc.)

TOGETHER WITH, all the estate, interest, right, title, other claim or demand, which any and each Trustor now has or may hereafter acquire in any and all awards, payments or other consideration made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, including, without limitation, any awards, payments or other consideration resulting from a change of grade of streets and for severance damages.

GRANTING CLAUSE EIGHT

[Insurance Proceeds]

TOGETHER WITH, all the estate, interest, right, title and other claim or demand which any and each Trustor now has or may hereafter acquire with respect to the proceeds of insurance in effect with respect to all or any part of the Property, together with all interest thereon and the right to collect and receive the same.

GRANTING CLAUSE NINE

[Claims for Damages, etc.]

TOGETHER WITH, all the estate, interest, right, title and other claim or demand which any and each Trustor now has or may hereafter acquire against anyone with respect to any damage to all or any part of the Property, including, without limitation, damage arising from any defect in or with respect to the design or construction of all or any part of the Improvements and damage resulting therefrom.

GRANTING CLAUSE TEN

[Deposits, Advance Payments and Refunds of Insurance, Utilities, etc.]

TOGETHER WITH, all deposits or other security or advance payments including rental payments made by or on behalf of any and each Trustor to others, and all refunds made by others to any and each Trustor, with respect to (i) insurance policies relating to all or any part of the Property, (ii) utility service for all or any part of the Property, (iii) cleaning, maintenance, repair, or similar services for all or any part of the Property, (iv) refuse removal or sewer service for all or any part of the Property, (v) rental of equipment, if any, used in the operation, maintenance or repair by or on behalf of any and each Trustor of all or any part of the Property, (vi) parking or similar services or rights afforded to all or any part of the Property and (vii) the Ground Lease.

GRANTING CLAUSE ELEVEN

[Water Rights, etc.]

TOGETHER WITH, all water rights, water stock, water permits and other rights to the use of water that are now or that may be hereinafter used in connection with the said Property, or any part thereof, or any improvements or appurtenances thereto.

GRANTING CLAUSE TWELVE

[Minerals, etc.]

TOGETHER WITH, all oil and gas and other mineral rights, if any, in or pertaining to the Land and all royalty, leasehold and other rights of each Trustor pertaining thereto.

GRANTING CLAUSE THIRTEEN

[Accessions, etc.]

TOGETHER WITH, all extensions, improvements, betterments, renewals, substitutes for and replacements of, and all additions, accessions, and appurtenances to, any of the foregoing that any and each Trustor may subsequently acquire, and all conversions of any of the foregoing; each Trustor agrees that all property hereafter acquired by such Trustor and required by the Indenture, this Deed of Trust or any other Indenture Document to be subject to the Lien and/or security interests created by this Deed of Trust shall forthwith upon the acquisition thereof by such Trustor be subject to the Lien and security interests of this Deed of Trust as if such property were now owned by such Trustor and were specifically described in this Deed of Trust and granted hereby or pursuant hereto, and the Beneficiary is hereby authorized to receive any and all such property as and for additional security for the Secured Obligations.

The entire estate, property and interest hereby conveyed to Trustee (other than Excluded Assets) may hereafter be referred to as the “Trust Estate.”

FOR THE PURPOSE OF SECURING:

A.            the due and punctual payment and performance of any and all present and future liabilities and Obligations (including, without limitation, Guarantee Obligations) of each of the Trustors of every type or description to Beneficiary, arising under or in connection with the Notes, the Guarantees and the other Indenture Documents, whether for principal of or premium, if any, or Interest (or Liquidated Damages, if any) on the Notes, expenses, indemnities or other amounts (including attorneys’ fees and expenses); and

B.            the due and punctual payment and performance of any and all present and future obligations and liabilities of each of the Trustors of every type or description to Beneficiary, arising under or in connection with this Deed of Trust or any other Indenture Document, including for reimbursement of amounts permitted to be advanced or expended by Beneficiary (i) to satisfy amounts required to be paid by the Trustors under this Deed of Trust or any other Indenture Documents, together with interest thereon to the extent provided, or (ii) to protect the Trust Estate, together with interest thereon to the extent provided; and

C.            all future advances pursuant to the Indenture or any other of the Indenture Documents, as future advances is defined by Nevada Revised Statutes (“NRS”) Section 106.320;  this Deed of Trust is intended to secure future advances;  the maximum amount of principal to be secured is $120,000,000; this instrument is to be governed by the provisions of NRS Section 106.300 et.seq.; in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding (all liabilities and other Obligations described herein are collectively referred to herein as the “Secured Obligations”).

TO PROTECT THE SECURITY OF THIS DEED OF TRUST, EACH OF THE TRUSTORS HEREBY COVENANTS AND AGREES AS FOLLOWS:

ARTICLE  1.

DEFINITIONS AND RELATED MATTERS

Section  1.1.    Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Accounts” has the meaning set forth in Section 9.1.2.

“Applicable Gaming Laws” has the meaning set forth in the Recitals.

“Applicable Law” has the meaning set forth in Section 3.7.

“Applicable UCC” means the Uniform Commercial Code (as amended from time to time) as adopted by the State of Nevada.

“B&BB” has the meaning set forth in the Recitals.

“Beneficiary” has the meaning set forth in the Preamble.

“Books and Records” has the meaning set forth in Section 9.1.17.

“CERCLA” has the meaning set forth in Section 11.1.2.

“Chattel Paper” has the meaning set forth in Section 9.1.1.

“Collateral Account” has the meaning set forth in Section 9.1.11.

“Collateral Agreements” means this Deed of Trust and all other instruments, documents and agreements delivered by any of the parties to the Indenture Documents pursuant to this Deed of Trust or any other Indenture Document to grant or perfect a Lien in favor of the Beneficiary on any real, personal or mixed property of such party as security for the Secured Obligations.

“Contracts” has the meaning set forth in Section 9.1.16.

“Deed of Trust” has the meaning set forth in the Preamble.

“Defaulted Interest” has the meaning set forth in Section 4.8.1.

“Distributions” has the meaning set forth in Section 9.1.13.

“Documents” has the meaning set forth in Section 9.1.9.

“Ella Kay Land” means the unimproved real property consisting of approximately 34.4 acres, which is owned in fee by RBG and is located southwest of the CasaBlanca Golf Course.

“Environmental Damages” means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, Liens, costs and expenses of investigation and defense of any claim, whether or not such is ultimately defeated, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, reasonable attorneys’ fees, charges and disbursements (including, without limitation, costs of appeal), and consultants’ fees, any of which are actually incurred at any time as a result of the existence or alleged existence of Hazardous Materials upon, about or beneath the Property or migrating or threatening to migrate to or from the Property, or the existence or alleged existence of a violation of Environmental Requirements pertaining to the Property regardless of whether the existence of such Hazardous Materials or the violation of Environmental Requirements arose prior to the present ownership or operation of the Property, and including, without limitation:

(i)            damages for personal injury, or injury to property or natural resources occurring upon or off of the Property, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties including, but not limited to, claims brought by or on behalf of employees of Trustor, with respect to which Trustor waives, for the benefit of Beneficiary only, any immunity to which it may be entitled under any industrial or workers’ compensation laws;

(ii)           reasonable fees actually incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Property or any other property or otherwise expended in connection with such conditions, and including, without limitation, any reasonable attorneys’ fees, charges and disbursements (including, without limitation, costs of appeal) actually incurred in enforcing this Deed of Trust or collecting any sums due hereunder; and

(iii)          liability to any Person to indemnify such Person for actual costs incurred in good faith in connection with the items referenced in subparagraphs (i) and (ii) hereof.

“Environmental Requirements” means the common law and all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of Governmental Authority or applicable judicial and administrative and regulatory decrees, injunctions, judgments and orders relating to the environment, including, without limitation:

(i)            all requirements, including, but not limited to, those relating or pertaining to (A) reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials or other chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the environment (including, without limitation, ambient air, surface water, groundwater or land surface or subsurface strata), (B) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of chemical substances, materials or wastes, whether solid, liquid or gaseous in nature, including without limitation, Hazardous Materials or (C) underground storage tanks and related piping, and emissions, discharges, releases or threatened releases of Hazardous Materials or other chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature therefrom; and

(ii)           all other requirements pertaining to the protection of the health and safety of employees or the public with respect to Hazardous Materials.

“Equipment” has the meaning set forth in Section 9.1.7.

“Excluded Assets” means:

(a)                                  assets securing FF&E Financing, Purchase Money Indebtedness or Capitalized Lease Obligations permitted to be incurred under the Indenture;

(b)                                 leasehold estates in real property existing on the Issue Date and any additional leasehold estates in real property acquired by the Issuers or the Subsidiaries after the Issue Date, unless the Indenture Trustee, as collateral agent (upon request of the Holders of a majority of the outstanding Notes), in its reasonable discretion requests that the Issuers provide the Indenture Trustee, as collateral agent, with a Lien upon and security interest in such leasehold estate so that such leasehold estate shall become additional Collateral (and in the Collateral Agreements the Issuers will agree to notify the Indenture Trustee of the acquisition by it or any of the Subsidiaries of any leasehold estate in real property);

(c)                                  any leases, permits, licenses (including without limitation Gaming Licenses) or other contracts or agreements or other assets or property to the extent that a grant of a Lien thereon under the Collateral Agreements (i) is prohibited by law or would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the grantor therein pursuant to the applicable law, or (ii) would require the consent of third parties and such consent has not been obtained after the Issuers have used commercially reasonable efforts to try to obtain such consent, or (iii) other than as a result of requiring a consent of third parties that has not been obtained, would result in a breach of the provisions thereof, or constitute a default under or result in a termination of, such lease, permit, license, contract or agreement (other than to the extent that any such provisions thereof would be rendered ineffective pursuant to Section 9 406, 9 407 or 9 408 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction (the “UCC”) or any other applicable law); provided that, immediately upon the uneffectiveness, lapse or termination of such prohibition, the provisions that would be so breached or such breach, default or termination or immediately upon the obtaining of any such consent, the Excluded Assets shall not include, and the Issuers or the applicable Guarantor, as the case may be, shall be deemed to have granted a security interest in, all such leases, permits, licenses, other contracts and agreements and such other assets and property as if such prohibition, the provisions that would be so breached or such breach, default or termination had never been in effect and as if such consent had not been required;

(d)                                 cash and Cash Equivalents to the extent that a Lien thereon may not be perfected through the filing of a UCC financing statement or that, after the Issuers have used commercially reasonable efforts, the Issuers are unable to cause the Trustee to obtain “control” (as defined in the UCC) for the benefit of the Holders; and

(e)                                  any Capital Stock of an Excluded Foreign Subsidiary, if any, other than a pledge of 65% of the Voting Equity Interests of such Excluded

Foreign Subsidiary held directly by the Issuers or any domestic Subsidiary, 100% of the nonvoting Equity Interests of such Excluded Foreign Subsidiary held directly by the Issuers or any domestic Subsidiary and 100% of any intercompany Indebtedness owed by such Excluded Foreign Subsidiary to any of the Issuers or any of the Guarantors.

“Fixtures” has the meaning set forth in Section 9.1.8.

“General Intangibles” has the meaning set forth in Section 9.1.10.

“Governmental Authority” means any governmental, administrative or regulatory agency, authority, department, commission, board, bureau or instrumentality of the United States, any state of the United States, or any political subdivision thereof, including, without limitation, any Gaming Authority, or any court, arbitrator or quasi-judicial authority.

“Ground Lease” has the meaning set forth in Granting Clause One.

“Guarantee” has the meaning set forth in the Recitals.

“Hazardous Materials” Any chemical, material or substance:

(i)            the presence of which requires investigation or remediation under any federal, state or local law, statute, code, regulation, ordinance, order, action or policy; or

(ii)           which is or becomes defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste” or “toxic substances” or words of similar import under any applicable local, state or federal law or under regulations adopted or publications promulgated pursuant thereto, including, but not limited to, any such laws or regulations promulgated by Governmental Authorities of the State of Nevada; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. § 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq.; or

(iii)          which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or a becomes regulated by any Governmental Authority; or

(iv)          the presence of which on the Property causes or threatens to pose a hazard to the Property or to the health or safety of Persons on or about the Property; or

(v)           without limitation, which contains gasoline, crude oil, diesel fuel or other petroleum hydrocarbons in violation of applicable Environmental Requirements; or

(vi)          without limitation, which contains “PCBs” (as hereinafter defined) or asbestos or urea formaldehyde foam insulation or radon gas.

“Hedging Agreements” has the meaning set forth in Section 9.1.17.

“Holders” has the meaning set forth in the Indenture.

“Impositions” Any and all (i) real estate and personal property taxes and other taxes and assessments, water and sewer rates and charges levied or assessed upon or with respect to the Property, and any and all other governmental charges (including any penalties and other charges imposed by any Gaming Authorities) and any interest or costs or penalties with respect thereto, in each case whether general, special, ordinary or extraordinary, foreseen or unforeseen, of any kind and nature whatsoever that at any time prior to or after the execution hereof may be assessed, levied, imposed, or become a Lien upon the Property or the Rents, but excluding taxes on any and each Trustor’s income or operating revenues; (ii) charges for any easement or agreement maintained for the benefit of the Property and (iii) other charges, expenses, payments or assessments of any nature, if any, which are or may be assessed, levied, imposed or become a Lien upon the Property or the Rents, including mechanics and other Permitted Liens.

“Impound Account” The account that Trustors may be required to maintain pursuant to Section 4.6.2. of this Deed of Trust for the deposit of amounts required to pay Impositions and insurance premiums.

“Improvements” has the meaning set forth in Granting Clause Two.

“Indemnitees” has the meaning set forth in Section 11.2.7.

“Indenture” has the meaning set forth in the Recitals.

“Indenture Document” means any of the Indenture, the Notes, the Guarantees, the Collateral Agreements, the Registration Rights Agreement and any other agreement, document or instrument entered into or issued in connection with any of the foregoing.

“Indenture Trustee” has the meaning set forth in the Recitals.

“Instruments” has the meaning set forth in Section 9.1.14.

“Intangible Property”  means any and all intangible personal property, including, without limitation, (a) the rights to use all names and all derivations thereof now or hereafter used by any and each of the Trustors in connection with the Land, or the Improvements, including, without limitation, the names “RBG, LLC,” “Virgin River Casino Corporation,” “B & BB, Inc.,” “Oasis Hotel & Casino,” “Casablanca Hotel & Casino,” “Mesquite Star Hotel & Casino,” “Virgin River Convention Center,” “Virgin River Hotel & Casino,” “Oasis Recreational Properties, Inc.,” “Oasis Interval Ownership, LLC,” “Casablanca Golf Club,” “CasaBlanca Golf Course” and “Palms Golf Course” and any variations thereof, together with the goodwill associated therewith, and all names, logos, and designs used by any of the Trustors, or in connection with the Land or the Improvements or in which any of the Trustors has rights, with the exclusive right to use such names, logos and designs wherever they are now or hereafter used in connection with the Land or the Improvements, and any and all other trade names, trademarks or service marks, whether or not registered, now or hereafter used in the operation of the Land or the Improvements, including, without limitation, any interest as a licensee or franchisee, and, in each case, together with the goodwill associated therewith; (b) maps, plans, specifications, surveys, studies, tests, reports, data and drawings relating to the development of the Land or the Improvements and the construction of the Improvements, including, without limitation, all marketing plans, feasibility studies, soils tests, design contracts and all contracts and agreements of any and each of the Trustors relating thereto and all architectural, structural, mechanical and engineering plans and specifications, studies, data and drawings prepared for or relating to the development of the Land or the Property or the construction, renovation or restoration of any of the Improvements or the extraction of minerals, sand, gravel or other valuable substances from the Land; (c) any and all books, records, customer lists (including lists or information derived from or related to the Player Tracking System described within the definition of “Tangible Property”), concession agreements, supply or service contracts, licenses, permits, governmental approvals (to the extent such licenses, permits and approvals may be pledged under applicable law), signs, goodwill, casino and hotel credit and charge records, supplier lists, checking accounts, safe deposit boxes (excluding the contents of such deposit boxes owned by Persons other than any of the Trustors or any of their Subsidiaries), cash, instruments, Chattel Papers, documents, unearned premiums, deposits, refunds, including but not limited to income tax refunds, prepaid expenses, rebates, tax and insurance escrow and impound accounts, if any, actions and rights in action, and all other claims, and all other contract rights and general intangibles resulting from or used in connection with the operation of the Trust Estate and in which any of the Trustors now or hereafter has rights; (d) all of the Trustors’ documents, instruments, contract rights, and general intangibles including, without limitation, all insurance policies, permits, licenses, franchises and agreements required for the use, occupancy or operation of the Land, or any of the Improvements (to the extent such licenses, permits and approvals are not prohibited from being pledged under applicable law); (e) general intangibles, vacation license resort agreements or other time share license or right to use agreements with respect to the Land, the Improvements and/or the business being conducted thereon, including, without limitation, all rents, issues, profits, income and maintenance fees resulting therefrom; whether any of the foregoing is now owned or hereafter acquired and (f) any and all licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights and agreements (including options, option rights and contract rights) now or hereafter obtained by any of the Trustors from any Governmental Authority having or claiming jurisdiction over the Land, the Tangible Property, the Property or any other element of the Trust Estate or providing access thereto, or the operation of any business on, at, or from the Land, including, without limitation, any Gaming Licenses.

“Intellectual Property Collateral” has the meaning set forth in Section 9.1.15.

“Inventory” has the meaning set forth in Section 9.1.6.

“Land” has the meaning set forth in Granting Clause One.

“Land Behind Mesquite Star” means the unimproved real property consisting of approximately 24.45 acres, which is owned in fee by Virgin River and is located to the southwest and west of the Virgin River Convention Center, formerly known as the “Mesquite Star Hotel & Casino.”

“Leased Land” has the meaning set forth in Granting Clause One.

“Leases” Any and all leases, subleases, lettings, licenses, concessions, operating agreements, management agreements and all other agreements affecting or covering the Property or any portion thereof now or hereafter existing or entered into, together with all amendments, extensions and renewals of any of the foregoing, but excluding the Ground Lease.

“Lessor” has the meaning set forth in Granting Clause One.

“Material Adverse Effect” means a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuers and the Guarantors, taken as a whole, (B) the ability of any of the Issuers or Guarantors to perform its obligations under any of the Transaction Documents (as defined in the Purchase Agreement), (C) the enforceability of any of the Collateral Agreements or the attachment, perfection or priority of any of the security interests intended to be created thereby in any portion of the Collateral or (D) the validity of any of the Transaction Documents or the consummation of any of the Transactions (as defined in the Purchase Agreement).

“Motor Vehicles” has the meaning set forth in Section 9.1.18.

“Notes” has the meaning set forth in the Recitals.

“Oasis Interval” has the meaning set forth in the Preamble.

“Oasis Interval Management” means Oasis Interval Management, LLC, a Nevada limited-liability company.

“Offering Circular” means the Offering Circular, dated December [   ], 2004, relating to the offer and sale of the Notes.

“Oasis Recreational Properties” means Oasis Recreational Properties, Inc., a Nevada corporation.

“Owned Land” has the meaning set forth in Granting Clause One.

“PCBs” means polychlorinated biphenyls.

“Personalty” means the Intangible Property and the Tangible Property.

“Pledged Securities” has the meaning set forth in Section 9.1.12.

“Proceeds” has the meaning set forth in Section 9.1.23.

“Property” has the meaning set forth in Granting Clause Two.

“Public Waters” means any river, lake, stream, sea, ocean, gulf, bay or other public body of water.

“Purchase Agreement” means the Purchase Agreement, dated December [    ], 2004, among (i) the Trustors, Oasis Interval Management and Oasis Recreational Properties, (ii) solely with respect to Sections 6(p), 6(s) and 6(bb) thereof, Robert R. Black, Sr. and R. Black, Inc., a Nevada corporation, and (iii) Jefferies & Company, Inc., as Initial Purchaser, relating to the issuance and sale by the Issuers to the Initial Purchaser of the Notes.

“Receiver” means any trustee, receiver, custodian, fiscal agent, liquidator or similar officer.

“Rents” has the meaning set forth in Granting Clause Three.

“Resorts” has the meaning set forth in the Preamble.

“Secured Obligations” has the meaning set forth above under the caption “FOR THE PURPOSE OF SECURING.”

“Senior Secured Note Security Agreement” means the Senior Secured Note Security Agreement, dated as of December [   ], 2004, among the Trustors, Oasis Recreational Properties and Oasis Interval Management, as Grantors, and The Bank of New York, as Collateral Agent.

“Tangible Property”  means any and all tangible personal property, including, without limitation, all goods, equipment, supplies, building and other materials of every nature whatsoever and all other tangible personal property constituting a part or portion of the Property and/or used in the operation of any hotel, casino, restaurant, store, parking facility, special events arena, theme park, and any other commercial operations on the Property, including but not limited to Inventory, communication systems, visual and electronic surveillance systems and transportation systems and not constituting a part of the real property subject to the Liens of this Deed of Trust and including all property and materials stored on all or any portion of the Property in which any and each of the Trustors has an interest and all tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, vehicles, fuel, advertising and promotional material, blueprints, surveys, plans and other documents relating to the Land or the Improvements, and all construction materials and all Fixtures, including, but not limited to, all gaming equipment and devices which are used in connection with the operation of the Property and those items of Fixtures which are purchased or leased by any and each of the Trustors, machinery and any other item of personal property in which any of the Trustors now or hereafter owns or acquires an interest or right, and which are used or useful in the construction, operation, use and occupancy of the Property; to the extent permitted by the applicable contract or applicable law, all financial equipment, computer equipment, Player Tracking Systems (including all computer hardware, operating software programs and all right, title and interest in and to any applicable license therefore), calculators, adding machines, video game and slot machines, and any other electronic equipment of every nature used or located on any part of the Property, and all present and future right, title and interest of any of the Trustors in and to any casino operator’s agreement, license agreement or sublease agreement used in connection with the Property.

“Title Policy” means the title insurance policy or policies in favor of Beneficiary insuring the Liens of this Deed of Trust.

“Trademarks” means trademarks, servicemarks and trade names, all registrations and applications to register such trademarks, servicemarks and trade names and all renewals thereof, and the goodwill of the business associated with or relating to such trademarks, servicemarks and trade names, including without limitation any and all licenses and rights granted to use any trademark, servicemark or trade name owned by any other Person.

“Truck Parking” means the improved real property consisting of approximately 4.61 acres (7.73 acres at such time as the truck parking land owned by Rock Springs is deeded to Virgin River Casino Corporation, which is scheduled to occur before the Issue Date) on which truck parking for Virgin River is located. The Truck Parking is owned in fee by Virgin River and is situated to the east of the Virgin River Casino.

“Trust Estate” has the meaning set forth in Granting Clause Thirteen.

“Trustee” has the meaning set forth in the Preamble.

“Trustor” has the meaning set forth in the Preamble.

“UCC” means the Uniform Commercial Code (as amended from time to time) as adopted by the State of Nevada.

“Virgin River” has the meaning set forth in the Preamble.

Section  1.2.  Related Matters.

1.2.1.   Terms Used in the UCC. Unless the context clearly otherwise requires, all lower-case terms used in Section 9 of this Deed of Trust and not otherwise defined herein that are used or defined in Article 9 (or any equivalent subpart) of the UCC have the same meanings herein.

1.2.2.   Construction. Unless the context of this Deed of Trust clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, and “including” is not limiting.  The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Deed of Trust refer to this Deed of Trust as a whole (including the Preamble, the Recitals and all Schedules and Exhibits, but subject to Section 1.2.5.) and not to any particular provision of this Deed of Trust.  Article, section, subsection, exhibit, recital, preamble and schedule references in this Deed of Trust are to this Deed of Trust unless otherwise specified.  References in this Deed of Trust to any agreement, other document or law “as amended” or “as may be amended from time to time” or similar phrases, or to amendments of any document or law, shall include any amendments, supplements, replacements, renewals or other modifications.

1.2.3.   Determinations.  Any determination or calculation contemplated by this Deed of Trust that is made by Beneficiary shall be final and conclusive and binding upon any of the Trustors, in the absence of manifest error. References in this Deed of Trust to “determination” by Beneficiary include good faith estimates (in the case of quantitative determinations) and good faith beliefs (in the case of qualitative determinations). All references herein to “discretion” of Beneficiary (or terms of similar import) shall mean “absolute and sole discretion.” All consents and other actions of Beneficiary contemplated by this Deed of Trust may be given, taken, withheld or not taken in Beneficiary’s discretion (whether or not so expressed), except as otherwise expressly provided herein.  No approval or consent of Beneficiary shall be effective unless the express written approval or consent of Beneficiary is received by the Trustors.

1.2.4.   Governing Law.  THIS DEED OF TRUST SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B), EXCEPT THAT WITH RESPECT TO THE EXERCISE OF REMEDIES HEREUNDER AND THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIEN CREATED BY THIS DEED OF TRUST, THE LAWS OF THE JURISDICTION IN WHICH THE PROPERTY IS LOCATED SHALL GOVERN, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH JURISDICTION.

1.2.5.   Headings.  The article, section and subsection headings used in this Deed of Trust are for convenience of reference only and shall not affect the construction hereof.

1.2.6.   Severability.  If any provision of this Deed of Trust or any Lien or other right hereunder conflicts with, or shall be held to be invalid, illegal or unenforceable under, Applicable Law in any jurisdiction, such provision, Lien or other right shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions herein or any other Lien or right granted hereby or the validity, legality or enforceability of such provision, Lien or right in any other jurisdiction, and to this end, the provisions of, and the Liens and rights under, this instrument are declared to be severable.

1.2.7.   Exhibits and Schedules.  All of the appendices, exhibits and schedules attached to this Deed of Trust shall be deemed incorporated herein by reference.

ARTICLE  2.

[RESERVED]

ARTICLE  3.

REPRESENTATIONS AND WARRANTIES

The Trustors hereby, jointly and severally, represent and warrant to Beneficiary and Trustee that:

Section  3.1.  Corporate Existence.  Each Trustor (a) is a corporation or limited-liability company, as the case may be, duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of the State of Nevada, and (b) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage, and (c) is duly qualified and is authorized to do business and is in good standing as a foreign corporation in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified.

Section  3.2.  Authorization; Approvals.  The execution, delivery and performance by each Trustor of this Deed of Trust are within each Trustor’s corporate or limited-liability company, as the case may be, powers and authority, have been duly authorized by all necessary corporate or limited-liability company, as the case may be, action, and do not contravene (a) any Trustor’s charter, by-laws, certificate of formation, operating agreement or other organizational documents, as the case may be or (b) any law or any contractual restriction binding on or affecting any Trustor or the Property.  All authorizations or approvals or other actions by, or notice to or filing with, any Governmental Authority required for the due execution, delivery and performance by each Trustor of this Deed of Trust has been duly obtained and are in full force and effect.

Section  3.3.  Enforceability.  This Deed of Trust has been duly executed and delivered by each Trustor and is the legal, valid and binding obligation of each Trustor, enforceable against each Trustor in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and general principles of equity.

Section  3.4.  Validity and Perfection of Security Interests.  The Liens and security interests in the Trust Estate created in accordance with the terms hereof constitute valid security interests, and, (a) upon recordation of this Deed of Trust in the appropriate office in Clark County, Nevada, (b) upon the filing of financing statements naming each Trustor as “Debtor” and Beneficiary as “Secured Party” and describing the Trust Estate in the filing offices of the Secretary of State of Nevada and in the real estate records of Clark County, Nevada, (c) upon the delivery of any instruments and Chattel Paper which are included in the Trust Estate to Beneficiary, (d) to the extent subject to U.S. federal law and not Article 9 of the Applicable UCC, upon recordation of the security interests granted in Patents, Trademarks and Copyrights in the U.S. Patent and Trademark Office and the U.S. Copyright Office, along with the registration of all U.S. Copyrights in the U.S. Copyright Office and, to the extent governed by foreign law, the taking of all steps necessary under applicable foreign law to perfect or record the security interest in all foreign Intellectual Property Collateral applications and registrations and (e) to the extent ownership of Collateral is represented by a certificate, a notation on the certificate of the Lien granted hereby, the security interests granted to Beneficiary hereunder will constitute perfected security interests therein superior and prior to all Liens, rights or claims of all other Persons other than Permitted Liens.

Section  3.5.  Title to and Right to Use Assets.  Each Trustor has good and marketable fee simple title in the Land, and enjoys the peaceful and undisturbed possession of any Leased Land and are the legal and beneficial owners of the remainder of the Trust Estate (and as to the Trust Estate whether now existing or hereafter acquired, each Trustor will continue to own each item thereof), free and clear of all Liens except Permitted Liens.  Each Trustor has the right to hold, occupy and enjoy its interest in the Trust Estate subject to the terms of the Gaming Licenses and subject to the Permitted Liens, and has valid right, full power and legal authority, subject to Applicable Gaming Laws, to mortgage and pledge the same as provided herein, and each Trustor shall defend the Trust Estate against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Beneficiary (except for Permitted Liens) and Beneficiary may, subject to Applicable Gaming Laws, at all times peaceably and quietly enter upon, hold, occupy and enjoy the entire Trust Estate in accordance with the terms hereof.

Section  3.6.  Non-Contravention.  Neither the execution, delivery or performance of this Deed of Trust by any Trustor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violate the terms of or constitute a default under any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which any Trustor is a party or by which it or any of its property or assets is bound or to which it may be subject (including, without limitation, the Ground Lease), (ii) conflict with any law, order, rule or regulation applicable to any Trustor of any court or any government, regulatory body or administrative agency or other governmental body or Governmental Authority having jurisdiction over any Trustor or the Trust Estate, or (iii) result in or require the creation or imposition of (or the obligation to create or impose) any Lien (other than the Lien contemplated hereby or by any other Indenture Document), upon or with respect to any of the property or assets now owned or hereafter acquired by any Trustor.

Section  3.7.  Contracts.  Each material contract which is part of the Trust Estate (each, a “Contract”), (i) is the genuine, legal, valid, and binding obligation of each Trustor, (ii) is enforceable against each Trustor party thereto in accordance with its terms, (iii) is in full force and effect and is, to the best knowledge of the Trustors, not subject to any setoffs, defenses, overdue taxes, counterclaims or other claims, nor have any of the foregoing been asserted or alleged as to any Contract, and (iv) is, in all material respects, in compliance with all applicable laws, whether federal, state, local or foreign (“Applicable Laws”).  None of the Trustors nor, to the best knowledge of the Trustors, any other party to any Contract is in default in the performance or observance of any of the terms thereof.  No party to any Contract is the United States government or an instrumentality thereof.

Section  3.8.  Leases.  The Trustors have delivered to Beneficiary true, correct and complete copies of all Leases and Ground Leases, including all amendments thereof and modifications thereto.  Each Lease and each Ground Lease (i) is the genuine, legal, valid and binding obligation of each Trustor party thereto, (ii) is enforceable against each Trustor party thereto and, to the best knowledge of the Trustors, each other party thereto, in accordance with its terms, (iii) is in full force and effect and is not subject to any setoffs, defenses, taxes, counterclaims or other claims, nor have any of the foregoing been asserted or alleged as to any Lease, and (iv) is in compliance with all Applicable Laws.

Section  3.9.  No Other Property.  The Trust Estate constitutes all of the property (whether owned, leased or otherwise) currently used by the Trustors in connection with the operation of any properties other than Excluded Assets.

Section  3.10.  Compliance with Laws.  To the best knowledge of the Trustors, except as otherwise disclosed in writing to Beneficiary, the Trust Estate and the proposed and actual use thereof comply in all material respects with all Applicable Laws, and there is no proceeding pending or, to the best knowledge of the Trustors, threatened before any Governmental Authority relating to the validity of any of the Indenture Documents or the proposed or actual use of the Trust Estate.

Section  3.11.   Property Use; Mechanics’ Liens.

The Property is not used principally or primarily for agricultural or grazing purposes.  All costs for labor and material for the removal, construction and renovation of the Improvements (including, without limitation, any additions and alterations thereto) have been paid in full or will be paid in accordance with Section 4.15.

Section  3.12.  Condemnation.  There are no pending or, to the best knowledge of the Trustors, threatened condemnation or eminent domain proceedings against the Trust Estate or any part thereof.

Section  3.13.  Litigation.  Except as disclosed in writing to Beneficiary on the date hereof, there are no pending or, to the best knowledge of the Trustors, threatened, actions, claims, proceedings, investigations, suits or proceedings before any Governmental Authority.

Section  3.14.  Construction of Improvements. All Improvements have been and will be constructed in all material respects in accordance with Applicable Laws and all requirements of Governmental Authorities and governmental approvals. To the best knowledge of the Trustors, the Improvements are free from latent and patent defects, and do not require any material repairs, reconstruction or replacement on the date hereof (except for any material repairs, reconstruction or replacement that do not have a material adverse effect on the value of the Improvements and do not materially and adversely affect the Trustors’ use and operation of the Improvements).

ARTICLE  4.

AFFIRMATIVE COVENANTS

The Trustors hereby, jointly and severally, covenant to and agree with Beneficiary as follows:

Section  4.1.  Secured Obligations of Trustors.  Each Trustor shall perform, observe and comply with its Secured Obligations arising under this Deed of Trust and shall continue to be liable for the performance of its Secured Obligations arising under this Deed of Trust until discharged in full, notwithstanding any actions of partial foreclosure that may be brought hereunder to recover any amount or amounts expended by Beneficiary on behalf of any Trustor in order to cure any of the Trustors’ defaults or to satisfy any of the Trustors’ obligations or covenants under any agreement relating to the Trust Estate and to which any Trustor is a party or by which the Trust Estate is bound.

Section  4.2.  Compliance with Law; Maintenance of Approvals.   Except as expressly permitted by the Indenture, each Trustor shall (i) comply with all requirements of law applicable to the ownership, operation, use and occupancy of all or any portion of the Trust Estate, whether or not such compliance requires work or remedial measures that are ordinary or extraordinary, foreseen or unforeseen, or structural or nonstructural, and (ii) maintain in full force and effect all authorizations, approvals or other actions, including, without limitation, Gaming Licenses, which are necessary or desirable for the performance of the Trustors’ obligations pursuant to this Deed of Trust or for the business conducted by the Trustors on the Property.

Section  4.3.  Other Reports.  Each Trustor shall provide from time to time such additional information regarding the Trustors or the Trust Estate as are required under the Indenture or as Beneficiary may reasonably request.

Section  4.4.  Insurance.  Each Trustor, at its sole cost and expense, shall provide, maintain and keep in force the insurance required by Section 4.17 of the Indenture (“Insurance Policies”).

Section  4.5.  Waste and Repair. Except as expressly permitted by Section 4.17 of the Indenture, each Trustor shall at all times cause the Trust Estate to be maintained in normal working order and condition (reasonable wear and tear excepted).  No Trustor shall suffer any waste of the Property or do or permit to be done thereon anything not otherwise permitted in the Indenture that may in any way impair the security of this Deed of Trust.  The Trustors shall not abandon the Property nor leave the Property unprotected or deserted.

Section  4.6.  Impositions; Impounds; Taxes; Capital Costs.

4.6.1.   Impositions Affecting the Property.  Each Trustor shall pay when due all Impositions (or currently payable installments thereof) that are or that may become a Lien on the Property or are assessed against the Property or the Rents; provided, however, that any Trustor may, at its expense, contest the amount or validity or application of any such Impositions by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence; provided that (i) neither the Property nor any substantial part thereof shall be in danger of being sold, forfeited, terminated, canceled, or lost as a result of such contest, and (ii) except in the case of a Lien junior to the Lien of this Deed of Trust, such Trustor shall have posted such bond or furnished such other security as may be required by law to release such Lien.

4.6.2.   Impounds; Impound Account. Upon the occurrence and during the continuance of an Event of Default and at the request of Beneficiary, the Trustors shall pay to Beneficiary monthly an amount equal to one-twelfth (1/12th) of the annual cost (or such greater amount as may be reasonably necessary for Beneficiary to have on hand sufficient funds to pay the next installment prior to delinquency) of Impositions on the Property (but only those Impositions defined in clause (i) of the definition of “Impositions”), together with an amount equal to the estimated next hazard and other required insurance premiums in order to accumulate with Beneficiary sufficient funds to pay such Impositions and premiums at least thirty (30) days prior to their respective due dates. Such funds shall be held by Beneficiary on a commingled basis and shall not bear interest. Said accumulated funds shall be paid and applied by Beneficiary with respect to such Impositions and insurance premiums as and when due.

Section  4.7.  Further Assurances.  Each Trustor shall, at its own expense, perform such acts as may be necessary, or that Beneficiary may request at any time, to execute, acknowledge and deliver all such additional papers and instruments (including, without limitation, a declaration of no setoff) and all such further assurances of title and will do or cause to be done all further acts and things as may be proper or reasonably necessary to carry out the purpose hereof and to subject to the Liens hereof any property intended by the terms hereof to be covered thereby and any renewals, additions, substitutions, replacements or betterments thereto.

Section  4.8.  Reimbursement: Waiver of Offsets.

4.8.1.   In the event any tax, stamp tax, assessment, water rate, sewer rate, insurance premium, repair, rent charge, debt, claim, inspection, Imposition or Lien having priority over the Lien of this Deed of Trust, or in the event any other amount required to be paid by any Trustor hereunder shall remain unpaid and no Trustor is contesting such amount pursuant to the terms hereof or the Indenture, Beneficiary shall have the right to pay such amount and shall have the right to declare immediately due and payable any such amount so paid. Any amount so paid by Beneficiary shall bear interest at the default interest rate specified in Sections 2.12 and 4.1 of the Indenture (“Defaulted Interest”) from the date of payment by Beneficiary, shall constitute an additional Secured Obligation secured hereby, prior to any right, title or interest in or claim upon the Trust Estate attaching or accruing subsequent to the Lien of this Deed of Trust, shall be secured by this Deed of Trust and shall be payable by the Trustors to Beneficiary within thirty (30) days after receipt by the Trustors of written demand.

4.8.2.   Except as otherwise provided herein, in the Indenture or in the other Indenture Documents, all sums payable by the Trustors hereunder or under the other Indenture Documents shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of the Trustors hereunder shall in no way be released, discharged or otherwise affected by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Trust Estate or any part thereof; (ii) any restriction or prevention of or interference with any use of the Trust Estate or any part thereof; (iii) any title defect or encumbrance or any eviction from the Property or the Improvements or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Beneficiary, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary, or by any court, in any such proceeding; (v) any claim which any Trustor has or might have against Beneficiary; (vi) any default or failure on the part of Beneficiary to perform or comply with any of the terms hereof or of any other agreement with any Trustor or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not the Trustors shall have notice or knowledge of any of the foregoing.  Each Trustor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by the Trustors.

Section  4.9.  Litigation.  Each Trustor shall, promptly upon obtaining actual knowledge thereof, give notice in writing to Beneficiary of any litigation commenced that is likely to have a material adverse effect on the Property or the Liens created hereby other than unlawful detainer proceedings brought by any Trustor.

Section  4.10.  Certain Reports.  Each Trustor shall, promptly and in any event within fifteen (15) days after actual receipt by the Trustors thereof, deliver to Beneficiary a copy of any written notice or citation concerning any actual, alleged or suspected violation of Environmental Requirements or liability of any Trustor for

Environmental Damages in connection with the Property or past or present activities of any Person thereon.

Section  4.11.  Tax Receipts. Subject to the provisions of Section 4.5 hereof, the Trustors shall provide to Beneficiary, within thirty (30) days after demand made therefor, bills (which shall be receipted from and after the date receipted bills are obtainable) showing the payment to the extent then due of all taxes, assessments (including those payable in periodic installments), water rates, sewer rates, and/or any other Imposition that have become a Lien (other than an inchoate Lien) upon the Trust Estate.

Section  4.12.    FIRPTA Affidavit. The Trustors hereby, jointly and severally, represent and warrant to Beneficiary under penalty of perjury:

(i) Each Trustor’s U.S. Taxpayer Identification Number is set forth opposite its name on Schedule 4.12(i) hereto;

(ii) Each Trustor’s business address is set forth opposite its name on Schedule 4.12(ii) hereto; and

(iii) No Trustor is a “foreign person” within the meaning of Code Sections 1445 and 7701 (i.e., no Trustor is a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

The Trustors, jointly and severally, agree to indemnify, defend, protect and hold Beneficiary and Beneficiary’s agents harmless of, from and against any and all loss, liability, costs, damages, claims or causes of action including reasonable attorneys’ fees, costs and expenses which may be actually incurred by Beneficiary or Beneficiary’s agents by reason of any failure of any representation or warranty made by any Trustor in this Section 4.12 to be true and correct in all respects, including, but not limited to, any liability for failure to withhold any amount required under Code Section 1445 in the event of foreclosure or other transfer of the Property.

Section  4.13.  Preservation of Contractual Rights.  Except as otherwise expressly permitted by the Indenture, each Trustor shall, prior to delinquency, default or forfeiture, perform all obligations and satisfy all material conditions required on its part to be satisfied to preserve its rights and privileges under any contract, lease, license, permit or other authorization (a) under which it holds any Tangible Property, or (b) which constitutes part of the Intangible Property.

Section  4.14.   Tax Service Contract. At any time after the occurrence of an Event of Default (whether or not such Event of Default is cured), at the request of Beneficiary and at the Trustors’ and/or their permitted successors’ sole expense, Beneficiary shall be furnished a tax service contract in form satisfactory to Beneficiary issued by a tax reporting agency satisfactory to Beneficiary, which contract shall remain in force until indefeasible discharge in full of the Secured Obligations.

Section  4.15.   Liens.  The Trustors shall pay and promptly discharge, at the Trustors’ cost and expense, all Liens upon the Trust Estate, or any part thereof or interest therein other than the Permitted Liens. The Trustors shall have the right to contest in good faith the validity of any such Lien, provided that the Trustors shall first post such bond or furnish such other security as may be required by law to release such Lien, and provided further that the Trustors shall thereafter diligently proceed to cause such Lien to be removed and discharged. If the Trustors shall fail to discharge any such Lien, then, in addition to any other right or remedy of Beneficiary, Beneficiary may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such Lien by depositing in court a bond for the amount claimed or otherwise giving security for such Lien, or in such manner as is or may be prescribed by law. Any amount so paid by Beneficiary shall bear interest at the Defaulted Interest rate from the date of payment by Beneficiary, shall constitute an additional Secured Obligation secured hereby, prior to any right, title or interest in or claim upon the Trust Estate attaching or accruing subsequent to the Lien of this Deed of Trust, shall be secured by this Deed of Trust and shall be payable by the Trustors to Beneficiary upon demand.

Section  4.16.    Inspection.  The Trustors shall permit Beneficiary, upon twenty-four (24) hours’ prior notice, to enter upon and inspect, during normal business hours, the Property and the construction and operation thereof, for such purposes reasonably deemed necessary by Beneficiary, it being agreed by the Trustors that Beneficiary’s good faith belief of the existence of a past or present release or threatened release of any Hazardous Material into, onto, beneath or from the Property shall be conclusively deemed reasonable; provided, however, that no such prior notice shall be necessary and such inspection may occur at any time if (i) Beneficiary reasonably believes that an emergency exists or is imminent or (ii) the giving or delivery of such notice is prohibited or stayed by Applicable Laws.

ARTICLE  5.

LEASEHOLD PROVISIONS

Section  5.1.      Deed of Trust Subject to Ground Lease. This Deed of Trust is made subject to whatever rights and interest the Lessor(s) may have under the Ground Lease and the covenants, conditions and restrictions set forth therein.  This Deed of Trust shall not be construed so as to constitute a default under any Ground Lease pursuant to Applicable Law or the terms of such Ground Lease, and this Deed of Trust and the Lien created hereby shall be of no further force and effect if deemed by a court of competent jurisdiction to violate the terms of such Ground Lease or Applicable Law.

Section  5.2.   Certain Covenants.  The Trustors, jointly and severally, covenant and agree as follows:

5.2.1.   The Trustors shall keep and perform, in all material respects, the covenants, agreements and obligations of the lessee set forth in the Ground Lease, and not to commit, suffer or permit any material breach thereof.  If any Trustor shall default under any of the Ground Lease, Beneficiary shall have the right, but not the obligation, to take any action necessary or desirable to cure any default by such Trustor in the performance of any of the terms, covenants and conditions of the Ground Lease, Beneficiary being authorized to enter upon the premises for such purposes. Any default by any Trustor as lessee under any of the Ground Lease or breach of an obligation thereunder shall be a default hereunder, provided that such shall not constitute a default hereunder until the expiration of any applicable lessee notice and grace period under the Ground Lease and the failure of the Trustors to cure such default or breach under the Ground Lease within such grace period.

5.2.2.   The Trustors shall give prompt notice to Beneficiary of the actual receipt by it of written notice of default served on any of the Trustors from the Lessor, and to furnish to Beneficiary all information that it may reasonably request concerning the performance by any of the Trustors of the covenants of the Ground Lease, including, without limitation, evidence of payment of ground rent, taxes, insurance premiums and operating expenses.

5.2.3.   So long as this Deed of Trust is in effect, there shall be no merger of the Ground Lease or any interest therein nor of the leasehold estate created thereby with the fee estate in the Leased Land or any portion thereof by reason of the fact that the Ground Lease or such interest therein or such leasehold estate may be held directly or indirectly by or for the account of any person who shall hold the fee estate in the Leased Land or any portion thereof or any interest of the Lessor. In case any Trustor acquires the fee title or any other estate, title or interest in the Leased Land covered by the Ground Lease, this Deed of Trust shall attach to and cover and be a Lien upon the fee title or such other estate so acquired, and such fee title or other estate shall, without further assignment, mortgage or conveyance, become and be subject to the Lien of and covered by this Deed of Trust.  The Trustors shall notify Beneficiary of any such acquisition by any Trustor and, on written request by Beneficiary, shall at its own expense cause to be executed and recorded all such other and further assurances or other instruments in writing as may in the opinion of Beneficiary be required to carry out the intent and meaning hereof.

5.2.4.   The Trustors shall not surrender any Ground Lease (except a surrender upon the expiration of the term of the applicable Ground Lease or upon the termination by the Lessor thereunder pursuant to the provisions thereof) to the Lessor thereunder, or any portion thereof or of any interest therein, and no termination of any Ground Lease, by any Trustor as lessee thereunder, shall be valid or effective, and the Ground Lease shall not be surrendered or canceled, amended, other than in immaterial respects, or subordinated to any fee mortgage, to any lease, or to any other interest, either orally or in writing, without the prior written consent of Beneficiary so long as this Deed of Trust is in effect. Any attempted surrender, amendment (except in immaterial respects) cancellation or termination of any Ground Lease by any of the Trustors without obtaining the prior written consent of Beneficiary shall be null and void and without force and effect on the Ground Lease, and such attempt shall constitute a default hereunder.

5.2.5.   If and to the extent required by the terms of the Ground Lease, the Trustors shall, promptly after the execution and delivery of this Deed of Trust or of any instrument or agreement supplemental thereto, notify each Lessor in writing of the execution and delivery thereof and deliver to each such Lessor a copy of each such Deed of Trust, instrument or agreement, as the case may be.

5.2.6.   If any Ground Lease is terminated prior to the natural expiration of its term by reason of default of any Trustor, and if, pursuant to any provision of the Ground Lease, or otherwise, Beneficiary or its designee shall acquire from the Lessor thereunder a new lease of the Leased Land, or of any part of the Leased Land, the Trustors shall have no right, title or interest in or to such new lease or the leasehold estate created thereby.

5.2.7.   The Trustors hereby, jointly and severally, warrant the quiet and peaceful possession of the Property by Trustee for the benefit of Beneficiary for so long as the Deed of Trust is in effect and further warrants and agrees to defend the leasehold estate created under each Ground Lease for the remainder of the term set forth therein against each and every person claiming the same or any part thereof.

5.2.8.   In the event of the termination, rejection, or disaffirmance by the Lessor (or by any receiver, trustee, custodian, or other party that succeeds to the rights of any Lessor) pursuant to any section or chapter of the Bankruptcy Code, or any similar law, whether state, federal or otherwise, relating to insolvency, reorganization or liquidation, or for the relief of debtors (each such law referred to herein as a “Bankruptcy Law” and all such laws collectively referred to herein as “Bankruptcy Laws”), the Trustors hereby presently, absolutely, and irrevocably grant and assign to Beneficiary the sole and exclusive right to make or refrain from making any election available to lessees under any Bankruptcy Law (including, without limitation, the election available pursuant to Section 365(h) of the Bankruptcy Code or any successor provision), and the Trustors agree that any such election, if made by the Trustors without the prior written consent of Beneficiary (which Beneficiary would not anticipate granting due to the importance of the Ground Lease as security), shall be void and of no force or effect.

5.2.9.   In the event there is a termination, rejection, or disaffirmance by any Lessor (or by any receiver, trustee, custodian, or other party that succeeds to the rights of any Lessor) as described in Section 5.2.8 above and Beneficiary elects to have the Trustors remain in possession under any legal right the Trustors may have to occupy the premises leased pursuant to any Ground Lease then (i) the Trustors shall remain in such possession and shall perform all acts necessary for the Trustors to retain their right to remain in such possession, whether such acts are required under the then existing terms and provisions of the Ground Lease or otherwise, (ii) all of the terms and provisions of this Deed of Trust and the Lien created hereby shall remain in full force and effect and shall be extended automatically to such possession, occupancy, and interest of the Trustors, to all rights of the Trustors to such possession, occupancy, and interest, and to all of the Trustors’ rights and remedies against the Lessor under the Bankruptcy Laws, and (iii) the Trustors hereby agree with Beneficiary that if the Trustors shall seek to offset against the rent reserved in the Ground Lease any damages or other amounts pursuant to any right of offset available to lessees under any Bankruptcy Laws for any damages sustained by reason of the failure by the applicable Lessors to perform their obligations, then not less than thirty (30) days prior to effecting any such offset, the Trustors shall give written notice to Beneficiary of the amount of the proposed offset and the basis therefor, and if Beneficiary objects, within thirty (30) days after receipt of such notice, to the offset on the basis that it may constitute a breach of the Ground Lease, then the Trustors shall not effect the offset of any amounts so objected to by Beneficiary and the Trustors agree that any such election, if made by the Trustors without the prior written consent of Beneficiary, shall be void and of no force or effect.

5.2.10.   The Trustors shall use their respective commercially reasonable efforts (not including the payment of any money or other consideration to any third party) to obtain from time to time, promptly after request by Beneficiary, from the Lessor and deliver to Beneficiary, at no cost to Beneficiary, a Lessor’s estoppel certificate thereunder in such form as may reasonably be requested by Beneficiary.  Notwithstanding the foregoing, the Trustors’ failure to obtain an estoppel certificate from any Lessor shall not be deemed an Event of Default hereunder, provided that the Trustors have used their respective commercially reasonable efforts (as modified above).

5.2.11.    If at any time any Trustor fails to comply in any material respect with any of such Trustor’s material obligations under any Ground Lease and the Lessor notifies Beneficiary thereof, then Beneficiary or Trustee may, but without obligation to do so and after providing reasonable notice to the Trustors (provided that no notice shall be required in the event of an emergency or if the Ground Lease is in danger of being terminated) and without releasing any Trustor from any obligation hereunder or removing or waiving any default hereunder, perform on behalf of the Trustors any such obligations, and any and all costs and expenses (including, without limitation, attorneys’ fees) incurred by Beneficiary or Trustee in connection therewith shall be repayable upon demand by the Trustors, with interest thereon at the Defaulted Interest rate, and shall be secured hereby; provided that the foregoing shall not be construed to require Beneficiary or Trustee to incur any expense or take any action with respect to any Trustor’s failure to comply with any of the Trustors’ obligations under any Ground Lease.

5.2.12.   The Trustors, promptly upon receiving written notice of a breach by the Lessor (or by any receiver, trustee, custodian, or other party that succeeds the rights of the Lessor) or of any inability of the Lessor to perform the terms and provisions of any Ground Lease (including, without limitation, by reason of a termination, rejection, or disaffirmance by such Lessor pursuant to any Bankruptcy Laws), which would materially impair the value of any Ground Lease, shall notify Beneficiary in writing of any such breach or inability.  The Trustors hereby assign to Beneficiary the proceeds of any claims that any Trustor may have against such Lessor for any such breach or inability by such Lessor.  So long as no Event of Default has occurred and is continuing, the Trustors shall have the sole right to proceed against such Lessor in the Trustors’ and Beneficiary’s behalf and to receive and retain all proceeds of such claims except as otherwise provided in the Indenture; during the continuance of an Event of Default, Beneficiary shall have the sole right to proceed against Lessor, and the Trustors shall cooperate with Beneficiary in such endeavor.  The Trustors shall, at their expense, diligently prosecute any such proceedings, shall deliver to Beneficiary copies of all papers served in connection therewith, and shall consult and cooperate with Beneficiary and its attorneys and agents, in the carrying on and defense of any such proceedings.

5.2.13.   Notwithstanding anything to the contrary in this paragraph, if there is an Event of Default which remains uncured, then Beneficiary shall have the right, but not the obligation, to conduct and control, through counsel of Beneficiary’s choosing, all litigation and other proceedings under the Bankruptcy Laws relating to the Lessor; and any expenses incurred by Beneficiary in such litigation and proceedings shall be additional indebtedness of the Trustors secured by this Deed of Trust, shall bear interest at the Defaulted Interest rate and shall be payable by the Trustors upon demand.  No settlement of any such proceeding shall be made by the Trustors without Beneficiary’s prior written consent.

5.2.14.   In addition to any and all other assignments contained in this Deed of Trust, the Trustors hereby absolutely, presently and unconditionally assign, transfer, and set over to Beneficiary all of the Trustors’ claims and rights to the payment of damages, and any other remedies available to the Trustors, arising from any rejection of any Ground Lease by the Lessor thereunder pursuant to any Bankruptcy Law. This assignment constitutes a present, absolute, irrevocable, and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all the indebtedness and obligations secured by this Deed of Trust shall have been satisfied and discharged in full.

Notwithstanding the foregoing, so long as no uncured Event of Default has occurred and is continuing, the Trustors shall have an absolute license to assert and settle any and all such claims, and to receive and apply all proceeds thereof as Trustee shall determine in its discretion.

ARTICLE  6.

NEGATIVE COVENANTS

The Trustors hereby, jointly and severally, covenant to and agree with Beneficiary as follows:

Section  6.1.   Restrictive Uses.  Each Trustor covenants not to suffer any Liens against the Trust Estate (other than Permitted Liens).

Section  6.2.  Transferability.  No Trustor shall make any Asset Sale unless the proceeds of such Asset Sale are applied as permitted or required by Section 4.13 of the Indenture.

Section  6.3.  No Cooperative or Condominium.  No Trustor shall operate or permit the Property to be operated as a cooperative or condominium building or buildings in which the tenants or occupants participate in the ownership, control or management of the Property or any part thereof, as tenant stockholders or otherwise.

ARTICLE  7.

CASUALTIES AND CONDEMNATION

Section  7.1.  Casualties.

7.1.1.   The Trustors shall notify Beneficiary in writing promptly after loss or damage caused by fire, wind or other casualty to the Property (“Casualty”).

7.1.2.   Any and all Net Cash Proceeds (as defined in the Indenture) from Insurance Policies shall be treated in accordance with Section 4.13 of the Indenture and shall be released to the Trustors or applied to the discharge of the Secured Obligations as set forth in the Indenture.

7.1.3.   If the Trustors elect to apply Net Cash Proceeds of insurance to restoration, the Trustors agree promptly and without delay (a) to enter into, and deliver to Beneficiary a certified copy of, one or more architect and building contracts providing for the restoration and reconstruction of the Property to as good or better condition as existed prior to the Casualty and (b) to begin to restore and reconstruct the Property and, thereafter, to proceed diligently therewith in accordance with plans, specifications, architectural standards and design reasonably determined by the Trustors.

7.1.4.   Notwithstanding anything to the contrary contained herein, in the event of any uninsured Casualty, the Trustors shall promptly within a reasonable time, at their own cost and expense, restore and reconstruct the Property to as good or better condition as existed prior to the Casualty.  The Trustors shall have the sole right to settle any and all losses and claims unless an Event of Default then exists.

Section  7.2.  Condemnation.   The Trustors, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the entire Property or any material portion thereof, shall notify Trustee and Beneficiary of the pendency of such proceedings.  Trustee and Beneficiary may participate in any such proceedings and the Trustors from time to time shall deliver to Beneficiary all instruments requested by Beneficiary to permit such participation; provided, however, that the Trustors shall have the sole right to participate in and settle any and all such proceedings unless an Event of Default then exists.  In any such condemnation proceedings Beneficiary may be represented by counsel selected by Beneficiary at the sole cost and expense of the Trustors.  The Trustors shall cause the Net Cash Proceeds of any award or compensation or payment in lieu or settlement thereof, to be applied as set forth in Section 4.13 of the Indenture.

ARTICLE  8.

REMEDIES OF BENEFICIARY

Section  8.1.  Event of Default.  Subject to any applicable cure period provided for in the Indenture or in this Deed of Trust, or if no cure period has been specified then thirty (30) days after Beneficiary has provided written notice to the Trustors with respect thereto (any such cure periods to run concurrently and not consecutively), any of the following shall be deemed to be an “Event of Default” hereunder:

8.1.1.   The occurrence of one or more “Events of Default” (as defined in Section 6.1 of the Indenture) shall constitute an Event of Default under this Deed of Trust.

8.1.2.    Failure of the Trustors to perform any of the terms, covenants and conditions in this Deed of Trust or any of the other Indenture Documents.

8.1.3.   Any statement, representation or warranty given by any Trustor to Trustee or Beneficiary in any of the Indenture Documents, in connection with the Indenture or in any other document provided by the Trustors, including this Deed of Trust, is found to be materially false or misleading.

8.1.4.   A material default under, or the institution of foreclosure or other proceedings to enforce, any Lien or Permitted Lien of any kind upon the Property or any portion thereof.

8.1.5.   Any transfer of the Property or any portion thereof in violation of Section 6.2 hereof.

8.1.6.   Failure of any Trustor to perform any material obligation under any Ground Lease, if such failure has not been cured within any applicable cure period set forth in such Ground Lease.

Section  8.2.  Remedies. At any time after an Event of Default, subject to any restrictions contained in the Intercreditor Agreement, Beneficiary may:

8.2.1.   In person, by agent, or by a receiver, and without regard to the adequacy of security, the solvency of any Trustor or any other matter, (i) enter upon and take possession of the Property, or any part thereof, in its own name or in the name of Trustee, (ii) inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release of Hazardous Materials into, onto, beneath or from the Property, (iii) negotiate with Governmental Authorities with respect to compliance with Environmental Requirements and remedial measures, (iv) take any action necessary to ensure compliance with Environmental Requirements, including, but not limited to, spending Rents in connection with any cleanup, remediation or other response action with respect to Hazardous Materials or (v) sue for or otherwise collect the Rents, issues and profits thereof and apply the same, less costs and expenses of operation and collection, including reasonable attorneys’ fees actually incurred, to the Secured Obligations, all in such order as Beneficiary may determine. The entering upon and taking possession of said Property, the collection of such Rents, issues and profits and the application thereof as aforesaid shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice, or deprive Beneficiary of the benefits of any indemnity set forth herein;

8.2.2.   Commence an action to foreclose this Deed of Trust in the manner provided by Applicable Laws for the foreclosure of mortgages or deeds of trust of real property;

8.2.3.   Seek a judgment that any Trustor has breached its covenants, representations and/or warranties set forth in this Deed of Trust or any other Indenture Document regarding Environmental Requirements and/or Hazardous Materials, by commencing, maintaining and concluding, and enforcing a judgment arising from, an action for breach of contract, without regard to whether Beneficiary has commenced an action to foreclose this Deed of Trust, and to seek injunctive or other appropriate equitable relief and/or the recovery of any and all Environmental Damages, it being conclusively presumed between the Trustors and Beneficiary that any reasonable costs advanced or expenses actually incurred by Beneficiary relating to the cleanup, remediation or other response action with respect to the Property were made or incurred by Beneficiary in good faith.

8.2.4.   Deliver to Trustee a written declaration of default and demand for sale, and a written notice of default and election to cause the Property to be sold, which notice Trustee or Beneficiary shall cause to be duly filed for record;

8.2.5.   If the Secured Obligations become or are declared immediately due and payable pursuant to Section 6.2 of the Indenture and the Trustors fail to make such payment as and when due, then Beneficiary may waive its Liens against any parcel of the Property or all or any portion of the Fixtures or Personalty attached to the Property, to the extent such property is determined to be environmentally impaired, and to exercise any and all rights of an unsecured creditor against the Trustors and all of Trustors’ assets for the recovery of any deficiency, including, but not limited to, seeking an attachment order. EACH TRUSTOR ACKNOWLEDGES AND AGREES THAT NOTWITHSTANDING ANYTHING TO THE CONTRARY, EXPRESS OR IMPLIED, IN THIS DEED OF TRUST OR IN ANY OF THE OTHER INDENTURE DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY NONRECOURSE OR EXCULPATORY LANGUAGE, IF ANY), THE TRUSTORS SHALL BE PERSONALLY LIABLE FOR ANY RECOVERY DESCRIBED IN THIS PARAGRAPH 8.2.5. AND SUCH LIABILITY SHALL NOT BE LIMITED TO THE AMOUNT OF THE NOTES;

8.2.6.   With respect to any Personalty, proceed as to both the real and personal property in accordance with Beneficiary’s rights and remedies in respect of the Property, or proceed to sell said Personalty separately and without regard to the Property in accordance with Beneficiary’s rights and remedies; and/or

8.2.7.   Pursue any and all other remedies it may have, at law or in equity, or under any other document or instrument, except as otherwise provided in the Indenture.

Section  8.3.  Power of Sale. Should Beneficiary elect to foreclose by exercise of the power of sale herein contained, Beneficiary shall notify Trustee and shall deposit with Trustee this Deed of Trust and such receipts and evidence of expenditures made and secured hereby as Trustee may require.

8.3.1.   Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded, published and delivered to the Trustors notices of default and sale to be given in accordance with the provisions of Applicable Laws, including NRS Chapter 107.  Trustee shall, without demand on the Trustors, after lapse of such time as may then be required by Applicable Laws and after recordation of such notice of default and after notice of sale having been given as required by law, sell the Trust Estate at the time and place of sale fixed by it in said notice of sale, either as a whole, or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale.  Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including, without limitation, the Trustors or Beneficiary, may purchase at such sale and the Trustors hereby, jointly and severally, covenant to warrant and defend the title of such purchaser or purchasers against the claims of all Persons claiming by, through or under any of the Trustors. If allowed by law, Beneficiary, if it is the purchaser, may apply the amount of the Secured Obligations then due and payable toward payment of the purchase price. Each Trustor hereby waives its right, if any, to require that the Property be sold as separate tracts or units in the event of foreclosure.

8.3.2.   Trustee, upon such sale, shall make (without any covenant or warranty, express or implied), execute and, after due payment made, deliver to purchaser or purchasers, or his or their heirs or assigns, a deed or deeds, or other record or records of interest, as the case may be, in and to the Property so sold that shall convey to the purchaser all the title and interest of the Trustors in the Property (or the portion thereof sold), and after deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including costs of evidence of title in connection with sale, shall apply the proceeds of sale to payment of (i) all sums expended under the terms hereof, not then repaid, with accrued interest at the Defaulted Interest rate and (ii) all other sums then secured hereby and the remainder, if any, to the Person or Persons legally entitled thereto.

8.3.3.   Trustee may postpone sale of all or any portion of the Trust Estate by public announcement at such time and place of sale, or as otherwise permitted by Applicable Laws, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. Beneficiary may rescind any notice of default at any time before Trustee’s sale by executing a notice of rescission and recording the same. The recordation of such notice of rescission shall constitute a cancellation of any prior declaration of default and demand for sale. The exercise by Beneficiary of the right of rescission shall not constitute a waiver of any default then existing or subsequently occurring, or impair the right of Beneficiary to execute other declarations of default and demand for sale, or notices of default and of election to cause the Property to be sold nor otherwise affect the Indenture Documents or this Deed of Trust, or any of the rights, obligations or remedies of Beneficiary or Trustee hereunder.

Section  8.4.  Proof of Default. In the event of a sale of the Property, or any part thereof, and the execution of a deed or deeds therefor, the recital therein of default, and of recording notice of breach and election of sale, and of the elapsing of the required time (if any) between the foregoing recording and the following notice, and of the giving of notice of sale, and of a demand by Beneficiary, or its successors or assigns, that such sale should be made, shall be conclusive proof of such default, recording, election, elapsing of time, and of the due giving of such notice, and that the sale was regularly and validly made on due and proper demand by Beneficiary, its successors or assigns; and any such deed or deeds with such recitals therein shall be effectual and conclusive against each and any Trustor, its successors and assigns, and all other Persons; and the receipt for the purchase money recited or contained in any deed executed to the purchaser as aforesaid shall be sufficient discharge to such purchaser from all obligations to see to the proper application of the purchase money.

Section  8.5.   Protection of Security. If an Event of Default shall have occurred and be continuing, then upon at least fifteen (15) days prior written notice to the Trustors and without releasing the Trustors from any obligations or defaults hereunder, Beneficiary or Trustee shall have the right, but not the obligation, to: (i) make payment or otherwise perform such obligations of the Trustors upon which such Event of Default is based in such manner and to such extent as either may reasonably deem necessary to protect the security hereof, Beneficiary and Trustee being authorized to enter upon the Property for such purpose; (ii) appear in and defend any action or proceeding purporting to affect, in any manner whatsoever, the Secured Obligations, the security hereof or the rights or powers of Beneficiary or Trustee; (iii) pay, purchase or compromise any encumbrance, charge or Lien (other than Permitted Liens); (iv) advance any and all costs and expenses reasonably necessary to cure or pay Environmental Damages or otherwise to comply with Environmental Requirements; and (v) in exercising any such powers, pay necessary expenses, employ counsel and pay attorneys’ fees. The Trustors hereby agree to repay within thirty (30) days after receipt of written demand all reasonable sums actually expended by Trustee or Beneficiary pursuant to this Section 8.5. with interest at the Defaulted Interest rate from the date of expenditure by Beneficiary, and such sums, with interest, shall be secured hereby.

Section  8.6.  Receiver. If an Event of Default shall have occurred and be continuing, Beneficiary, as a matter of strict right and without regard to the then value of the Property, shall have the right to apply to any court having jurisdiction to appoint a Receiver or Receivers of the Property. Any such Receiver or Receivers shall have all the powers and duties of receivers under Applicable Laws in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, and shall continue as such and exercise all such powers until the date of confirmation of sale, unless such receivership is sooner terminated.

Section  8.7.  Curing of Defaults.

8.7.1.    If any Trustor shall at any time fail to perform or comply with any of the terms, covenants and conditions required on such Trustor’s part to be performed and complied with under this Deed of Trust or any other Indenture Document relating to the Trust Estate (after the lapse of any cure period provided therein), then Beneficiary shall have the right, but not the obligation, without waiving or releasing any of the Secured Obligations, to:

8.7.1.1.  make any payments thereunder payable by the Trustors and take out, pay for and maintain any of the insurance policies provided for therein, and/or

8.7.1.2.  after the expiration of any applicable grace period and subject to the Trustors’ rights to contest certain obligations specifically granted hereby, perform any such other acts thereunder on the part of the Trustors to be performed and enter upon the Property and incur reasonable attorneys’ fees and expenses for such purpose.

8.7.2.   The making by Beneficiary of such payment out of Beneficiary’s own funds shall not, however, be deemed to cure such default by such Trustor, and the same shall not be so cured unless and until the Trustors shall have reimbursed Beneficiary within the applicable cure period for such payment including interest at the Defaulted Interest rate from the date of such expenditure. All sums so paid and all reasonable costs and expenses actually incurred and paid by Beneficiary in connection with the performance of any such act, together with interest on unpaid balances thereof at the Defaulted Interest rate from the respective dates of Beneficiary’s making of each such payment, shall be secured by the Lien of this Deed of Trust, prior to any right, title or interest in or claim upon the Property attaching or accruing subsequent to the Lien of this Deed of Trust, and shall be payable by the Trustors to Beneficiary within thirty (30) days after receipt of written demand.

Section  8.8.  Remedies Cumulative.  All remedies of Beneficiary provided for herein are cumulative and shall be in addition to any and all other rights and remedies provided in the other Indenture Documents or provided by Applicable Law, including any banker’s Lien and right of offset. The exercise of any right or remedy by Beneficiary hereunder shall not in any way constitute a cure or waiver of default hereunder or under the Indenture Documents, or invalidate any act done pursuant to any notice of default, or prejudice Beneficiary in the exercise of any of its rights hereunder or under the Indenture Documents unless, in the exercise of said rights, all Secured Obligations are fully discharged.

ARTICLE  9.

SECURITY AGREEMENT AND FIXTURE FILING

Section  9.1.  Grant of Security Interest.  To secure the payment and performance of the Secured Obligations as and when due, each Trustor (as debtor) hereby grants, conveys, pledges, assigns and transfers to Beneficiary (as secured party), as agent and representative for the equal and ratable benefit of Trustee and the Holders, security interests (collectively, the “Security Interest”) in, all right, title, claim, estate and interest in and to all Personalty and Fixtures, other than Excluded Assets, whether now owned and existing or hereafter acquired or arising, and wherever located, including, without limitation, the following but expressly excluding in each case any Excluded Assets:

9.1.1.   Any and all “chattel paper” as such term is defined in Section 9-105(b) of the UCC (the “Chattel Paper”);

9.1.2.    Any and all “accounts” as such term is defined in Section 9-106 of the UCC (the “Accounts”);

9.1.3.    Any and all rights to payment for goods sold or leased or services rendered, whether or not earned by performance and all rights in respect of the Account Debtor, including without limitation all such rights constituting or evidenced by any Account, Chattel Paper or Instrument, together with (a) any collateral assigned, hypothecated or held to secure any of the foregoing and the rights under any security agreement granting a security interest in such collateral, (b) all goods, the sale of which gave rise to any of the foregoing, including, without limitation, all rights in any returned or repossessed goods and unpaid seller’s rights, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing and (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith.  Any and all negotiable instruments, promissory notes, acceptances, drafts, checks, certificates of deposit and other writings that evidence a right to the payment of money by any other Person (“Receivables”).

9.1.4.   Any and (a) all original copies of all documents, instruments or other writings evidencing the Receivables, (b) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Receivables, including without limitation all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of any Trustor or any computer bureau or agent from time to time acting for any Trustor or otherwise and (c) all credit information, reports and memoranda relating thereto (“Receivables Records”);

9.1.5.   Any and all rights to payment:

9.1.5.1.  to the extent not included in Accounts, Receivables or Chattel Paper, receivable from any credit card company (such as Visa, MasterCard, American Express and Diner’s Club), whether arising out of or relating to the sale of lodging, goods and services by the Trustors or otherwise; and

9.1.5.2.  of money not listed above and any and all rights, titles, interests, securities, Liens and guaranties evidencing, securing, guaranteeing payment of or in any way relating to any Receivables;

9.1.6.    “Inventory” as such term is defined in Section 9-109(4) of the UCC, including without limitation and in any event, all goods (whether such goods are in the possession of the Trustors or a lessee, bailee or other Person for sale, lease, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials or consigned or returned or repossessed goods) which are held for sale or lease or are to be furnished (or which have been furnished) under any contract of service or which are raw materials or work in progress or materials used or consumed in any Trustor’s business (“Inventory”);

9.1.7.   Any and all equipment “equipment” as such term is defined in Section 9-109(2) of the UCC, including, without limitation (“Equipment”):

9.1.7.1.  machinery, machine tools, manufacturing equipment, data processing equipment, computers, office equipment, furniture, appliances, rolling stock, motors, pumps, controls, tools, parts, works of art, furnishings and trade fixtures, all athletic equipment and supplies and all molds, dies, drawings, blueprints, reports, catalogs and computer programs related to any of the above,

9.1.7.2.  ships, boats, barges and vessels (whether under construction or completed) and any and all masts, bowsprits, boilers, engines, sails, fittings, anchors, cables, chains, riggings, tackle, apparel, capstans, outfits, gears, appliances, fittings and spare and replacement parts and other appurtenances, accessories and additions, improvements and replacements thereto, whether on board or not on board, in or to any ship, boat, barge or vessel,

9.1.7.3.  slot machines, electronic gaming devices and related equipment, crap tables, blackjack tables, roulette tables, baccarat tables, keno apparatus, cards, dice, gaming chips and plaques, tokens, chip racks, dealing shoes, dice cups, dice sticks, layouts, paddles, roulette balls and other supplies and items used in connection with gaming operations, and

9.1.7.4.  stones, wood, steel and other materials used or to be used in the building, construction, repair, renovation, refurbishment or otherwise with respect to improvements or ships, boats, barges or vessels.

9.1.8.   Any and all “fixtures” as such term is defined in Section 9-313 of the UCC, including without limitation, machinery, equipment or appliances for generating, storing or distributing air, water, heat, electricity, light, fuel or refrigeration, for ventilating or sanitary purposes, elevators, safes, laundry, kitchen and athletic equipment, trade fixtures, and telephone, television and other communications equipment (the “Fixtures”);

9.1.9.   Any and all “documents” as such term is defined in Section 9-105(f) of the UCC (the “Documents”);

9.1.10.    Any and all “general intangibles” as such term is defined in Section 9-106 of the UCC (together with any property listed under Section 9.1.4. relating thereto, the “General Intangibles”), including, without limitation and in any event, rights to the following:  payment of money, Trademarks, Copyrights, Patents, Contracts, licenses and franchises, limited and general partnership interests and joint venture interests, federal income tax refunds, trade names, distributions on certificated securities (as defined in Section 8-102(1)(a) of the UCC) and uncertificated securities (as defined in Section 8-102(1)(b) of the UCC), computer programs and other computer software, inventions, designs, trade secrets, goodwill, proprietary rights, customer lists, Player Tracking Systems, supplier contracts, sale orders, correspondence, advertising materials, payments due in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property, reversionary interests in pension and profit-sharing plans and reversionary, beneficial and residual interests in trusts, credits with and other claims against any Person, together with any collateral for any of the foregoing and the rights under any security agreement granting a security interest in such collateral;

9.1.11.    The account (which may be a securities account) established and maintained pursuant to Section 5.5 of the Senior Secured Note Security Agreement by Beneficiary, The Bank of New York, as collateral agent, secured party, and all funds, securities and other property or other items from time to time credited to such account and all interest, income and distributions thereon (“Collateral Account”);

9.1.12.   Any and all (i) Pledged Capital Stock (as defined in the Senior Secured Note Security Agreement), (ii) Distributions on Pledged Securities (as constituted immediately prior to such Distribution) constituting securities (whether debt or equity securities or otherwise), (iii) other or additional stock, notes, securities or property paid or distributed in respect of Pledged Securities (as constituted immediately prior to such payment or distribution) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement and (iv) other or additional stock, notes, securities or property (including cash) that may be paid in respect of Pledged Securities (as constituted immediately prior to such payment) by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation, bankruptcy or similar corporate reorganization or other disposition of Pledged Securities (“Pledged Securities”);

9.1.13.   Any and all dividends, distributions, payments of interest and principal and other amounts (whether consisting of cash, securities, personalty or other property) from time to time received, receivable or otherwise distributed in respect of or in exchange or substitution for any of the Pledged Securities (“Distributions”);

9.1.14.    Any and all “instruments” as such term is defined in Section 9-105(1)(i) of the UCC (“Instruments”);

9.1.15.   The Copyrights, the Patents, the Trademarks, the Trade Secrets and Intellectual Property, all as defined in the Senior Secured Note Security Agreement (“Intellectual Property Collateral”);

9.1.16.    Any and all contracts between any of the Trustors and one or more additional parties (“Contracts”);

9.1.17.    Any and all interest rate or currency protection or hedging arrangements, including without limitation, caps, collars, floors, forwards and any other similar or dissimilar interest rate or currency exchange agreements or other interest rate or currency hedging arrangements (“Hedging Agreements”);

9.1.18.    Any and all motor vehicles, tractors, trailers and other like property, if title thereto is governed by a certificate of title ownership (“Motor Vehicles”);

9.1.19.    Any and all books, records, computer software, computer printouts, customer lists, blueprints, technical specifications, manuals, and similar items which relate to any Personalty or Fixtures other than such items obtained under license or franchise agreements that prohibit assignment or disclosure of such items (“Books and Records”);

9.1.20.   Any and all other “Collateral” (as such term is defined in the Senior Secured Note Security Agreement);

9.1.21.   Any and all accessions, appurtenances, components, repairs, repair parts, spare parts, renewals, improvements, replacements, substitutions and additions to, of or with respect to any of the foregoing;

9.1.22.   Any and all rights, remedies, powers and privileges of the Trustors with respect to any of the foregoing; and

9.1.23.   Any and all proceeds and products of any of the foregoing, whether now held and existing or hereafter acquired or arising, including all rents, issues, income and profits of or from any of the foregoing (collectively, the “Proceeds”).  “Proceeds” shall include (i) whatever is now or hereafter received by the Trustors upon the sale, exchange, collection, other disposition or operation of any item of Personalty, whether such proceeds constitute accounts, general intangibles, instruments, securities, documents, letters of credit, chattel paper, deposit accounts, money, goods or other personal property, (ii) any amounts now or hereafter payable under any insurance policy by reason of any loss of or damage to any Personalty or the business of the Trustors, (iii) all rights to payment and payments for hotel room occupancy (and related reservations) and the sale of services or products in connection therewith, (iv) the right to further transfer, including by pledge, mortgage, license, assignment or sale, any of the foregoing, and (v) any items that are now or hereafter acquired by the Trustors with any of the foregoing, provided that “Proceeds” shall not include any Proceeds that are of a type of asset that would constitute an Excluded Asset.

Section  9.2.   Remedies, etc.  This Deed of Trust constitutes a security agreement with respect to the Personalty, in which Beneficiary is granted a security interest hereunder, and Beneficiary shall have all of the rights and remedies of a secured party under the Applicable UCC and the other Indenture Documents as well as all other rights and remedies available at law or in equity.  Upon the occurrence and during the continuance of any Event of Default hereunder, Beneficiary shall have (i) the right to cause any of the Personalty which is personal property to be sold at any one or more public or private sales as permitted by Applicable Laws and apply the proceed thereof to the Secured Obligations, (ii) the right to collect and apply to the Secured Obligations any Personalty which is cash, Notes Receivable, other rights to payment or Chattel Paper, and (iii) all other rights and remedies, whether at law, in equity, or by statute as are available to secured creditors under Applicable Laws.  Any such disposition may be conducted by an employee or agent of Beneficiary or Trustee.  To the maximum extent permitted by Applicable Law, any Person, including any or both of any Trustor and Beneficiary, shall be eligible to purchase any part or all of such Personalty at any such disposition.  Beneficiary shall give the Trustors at least ten (10) days’ prior written notice of the time and place of any public sale or other disposition of such Personalty or of the time of or after which any private sale or any other intended disposition is to be made, and if such notice is sent to the Trustors in the manner provided for the mailing of notices herein, it is hereby deemed such notice shall be and is commercially reasonable notice to the Trustors.

Section  9.3.  Expenses.  Reasonable expenses actually incurred of retaking, holding, preparing for sale, selling or the like shall be borne by the Trustors and shall include Beneficiary’s and Trustee’s reasonable attorneys’ fees, charges and disbursements (including, without limitation, any and all costs of appeal).

Section  9.4.  Fixture Filing.

9.4.1.   This Deed of Trust shall be effective as a Financing Statement filed as a fixture filing from the date of the recording hereof in accordance with NRS Section 104.9402.  In connection therewith, the addresses of each Trustor as debtor (“Debtor”) and Beneficiary as secured party (“Secured Party”) are set forth on Schedule 9.4.1 hereto.  The address of Beneficiary, as the Secured Party, is also the address from which information concerning the security interest may be obtained by any interested party.

9.4.1.1.  The property subject to this fixture filing is described in Sections 9.1.7. and 9.1.8.

9.4.1.2.  Portions of the property subject to this fixture filing as identified in Section 9.4.1.1. above are or are to become fixtures related to the real estate described on Exhibit A and Exhibit B-2 to this Deed of Trust.

9.4.1.3.    Secured Party is: The Bank of New York.

9.4.1.4.  Debtors are each of:  RBG, LLC, a Nevada limited-liability company, Virgin River Casino Corporation, a Nevada corporation, B & BB, Inc., a Nevada corporation, CasaBlanca Resorts, LLC, a Nevada limited-liability company, and Oasis Interval Ownership, LLC, a Nevada limited-liability company.

9.4.1.5.  The record owners or lessees of the Property are:  RBG, LLC, a Nevada limited-liability company, Virgin River Casino Corporation, a Nevada corporation, B & BB, Inc., a Nevada corporation, CasaBlanca Resorts, LLC, a Nevada limited-liability company, and Oasis Interval Ownership, LLC, a Nevada limited-liability company.

9.4.2.   In the event any Trustor shall fail, beyond any applicable notice and grace periods, to make any payment or perform any covenant related to any security interest in favor of any Person other than Beneficiary, Beneficiary may, at its option, within fifteen (15) days after notice to the Trustors or if Beneficiary’s immediate action is reasonably necessary to protect the Lien hereof or its security for the Secured Obligations, at any time without prior notice to the Trustors, pay the amount secured by such security interest, and the amount so paid shall be (i) secured by this Deed of Trust and shall be a Lien on the Property enjoying the same priorities vis-a-vis the estates and interests encumbered hereby as this Deed of Trust, (ii) added to the amount of the Secured Obligations, and (iii) payable within thirty (30) days after receipt of written demand with interest at the Defaulted Interest rate from the time of such payment; or Beneficiary shall have the privilege of acquiring by assignment from the holder of such security interest any and all contract rights, accounts receivable, chattel paper, negotiable or non-negotiable instruments and other evidence of the Trustors’ indebtedness secured by such fixtures, and, upon acquiring such interest by assignment, shall have the right to enforce the security interest as assignee thereof, in accordance with the terms and provisions of the Applicable UCC, as amended or supplemented, and in accordance with other Applicable Laws.

ARTICLE  10.

ASSIGNMENT OF RENTS

Section  10.1.  Assignment of Rents.  Subject to Section 10.2 and to Applicable Gaming Laws, as of the execution of this Deed of Trust, each Trustor hereby absolutely and unconditionally assigns and transfers to Beneficiary all of the Rents, whether now due, past due or to become due, and hereby gives to and confers upon Beneficiary the right, power and authority to collect such Rents and apply the same to the Secured Obligations secured hereby.  Each Trustor irrevocably appoints Beneficiary its true and lawful attorney, at the option of Beneficiary at any time while an Event of Default exists, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the name of any Trustor or in the name of Beneficiary, for all such Rents and apply the same to the Secured Obligations secured hereby.  It is hereby recognized that the power of attorney herein granted is coupled with an interest and shall not be revocable. It is understood and agreed that neither the foregoing assignment of Rents to Beneficiary nor the exercise by Beneficiary or any of its rights or remedies under this Deed of Trust shall be deemed to make Beneficiary a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Beneficiary, in person or by its own agent, assumes actual possession thereof, nor shall appointment of a Receiver for the Property by any court at the request of Beneficiary or by agreement with any Trustor or the entering into possession of the Property or any part thereof by such Receiver be deemed to make Beneficiary a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Property or the use, occupancy, enjoyment or operation of all or any portion thereof.

Section  10.2.  Collection of Rents.  Notwithstanding anything to the contrary contained herein, so long as no Event of Default shall occur and be continuing, the Trustors shall have a license, revocable upon the occurrence and during the continuance of an Event of Default, to collect all Rents from the Property and to retain, use and enjoy the same and to otherwise exercise all rights with respect thereto, subject to the terms hereof.  Upon the occurrence and during the continuance of an Event of Default, the license hereinabove granted to the Trustors shall, without the requirement of the giving of notice or taking of any action by any party, be revoked, and Beneficiary shall have the complete right and authority to exercise and enforce any and all of its rights and remedies provided herein or by Applicable Laws.

ARTICLE  11.

ENVIRONMENTAL MATTERS

Section  11.1.  Representations and Warranties.  In the ordinary course of business, each Trustor conducts a periodic review of the effect of Environmental Requirements on its business, operations and properties in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Requirements or any Permit, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Trustors have reasonably concluded that such associated costs and liabilities could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.  Except as disclosed in the Offering Circular or as otherwise could not, singly or in the aggregate, have a Material Adverse Effect:

11.1.1.   Each Trustor (i) has obtained all Permits that are required with respect to the operation of its business, property and assets under the Environmental Requirements and is in compliance with all terms and conditions of such required Permits, and (ii) is in compliance with all Environmental Requirements (including, without limitation, compliance with standards, schedules and timetables therein);

11.1.2.   No portion of the Trust Estate is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or on any other state or local list established pursuant to any Environmental Requirement, and the Trustors have not received any notification of potential or actual liability or request for information under CERCLA or any comparable state or local law;

11.1.3.   No underground storage tank or other underground storage receptacle, or related piping, is located on the Land in violation of any Environmental Requirement;

11.1.4.   There have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, on-site or, to the best knowledge of any Trustor after due inquiry, off-site) of Hazardous Materials by any Trustor or any predecessor in interest or any person or entity whose liability for any release of Hazardous Materials, any Trustor has retained or assumed either contractually or by operation of law at, on, under, from or into any facility or real property owned, operated, leased, managed or controlled by any such person;

11.1.5.   No Trustor nor any person or entity whose liability any Trustor has retained or assumed either contractually or by operation of law has any liability, absolute or contingent, under any Environmental Requirement, and there is no proceeding pending or threatened against any of them under any Environmental Requirement; and

11.1.6.   There are no events, activities, practices, incidents or actions or conditions, circumstances or plans that may interfere with or prevent compliance by the Trustors with any Environmental Requirement, or that may give rise to any liability under any Environmental Requirements.

11.1.7.   The above representations and warranties contained in this Section 11.1 shall survive the termination, release and/or reconveyance of this Deed of Trust and the discharge of the Trustors’ other obligations hereunder.

Section  11.2.  Environmental Covenants.  Each Trustor shall at all times comply with the following requirements:

11.2.1.   No Trustor shall cause or permit any material amount of Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, within or beneath the Property or any portion thereof by Trustor, its agents, employees, contractors, or invitees, or any other Person, except in compliance with all Environmental Requirements and only in the course of such Person’s legitimate business operations at the Property (which shall not include any business primarily for treatment, storage, disposal, discharge, release, production, manufacture, generation, refinement or use of Hazardous Materials).

11.2.2.   No Trustor shall cause or permit the existence or the commission by such Trustor, its agents, employees, contractors or invitees, or by any other Person of a material violation of any Environmental Requirements upon, within or beneath the Property or any portion thereof.

11.2.3.   No Trustor shall dispose of, discharge or release or cause or permit the disposal, discharge or release of any material amount of Hazardous Materials from the Property into any Public Waters in material violation of any Environmental Requirements.

11.2.4.   No Trustor shall create or suffer to exist with respect to the Property or permit any of its agents to create or suffer to exist any environmental Lien, security interest or other charge or encumbrance of any kind (other than a Permitted Lien), including, without limitation, any Lien imposed pursuant to Section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9607(1)) or any similar state statute.

11.2.5.   Each Trustor shall, at its sole cost and expense, promptly take any and all actions required by any federal, state or local governmental agency or political subdivision or reasonably necessary (as hereinafter provided) to mitigate Environmental Damages, which requirements or necessity arise from the presence upon, about or beneath the Property, of a material amount of Hazardous Material or a material violation of Environmental Requirements or the disposal, discharge or release of a material amount of Hazardous Materials from the Property into the Public Waters.  Such actions shall include, but not be limited to, the investigation of the environmental condition of the Property, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off of the Property (provided that a Trustor shall be obligated to take actions off of the Property only if such Trustor shall have the legal right to do so and shall be expressly required to do so by Environmental Requirements).  Each Trustor shall take all actions as are reasonably necessary to restore the Property or the Public Waters to substantiality the condition existing prior to the introduction of Hazardous Material by any Trustor upon, about or beneath the Property, notwithstanding any lesser standard of remediation allowable under Applicable Laws or governmental policies, but recognizing the economic impracticability of remediating to a level where Hazardous Materials are no longer detectable.  Each Trustor shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases such actions shall be in accordance with Applicable Laws.  Any such actions shall be performed in a good, safe and workmanlike manner and shall minimize any impact on the business conducted at the Property.  The Trustors shall pay all costs in connection with such investigatory and remedial activities, including, but not limited to, all power and utility costs, and any and all taxes or fees that may be applicable to such activities.  The Trustors shall promptly provide to Beneficiary copies of testing results and reports that are generated in connection with the above activities.  Promptly upon completion of such investigation and remediation, the Trustors shall permanently seal or cap all monitoring wells and test holes to industrial standards in compliance with Applicable Laws and regulations, remove all associated equipment, and restore the Property to the extent reasonably possible, which shall include, without limitation, the repair of any surface damage, including paving, caused by such investigation or remediation hereunder.

11.2.6.   If any Trustor shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of any Trustor for Environmental Damages in connection with the Property or past or present activities of any Person thereon, including, but not limited to, notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceedings, complaint, notice, order, writ or injunction, relating to same, then the Trustors shall deliver to Beneficiary, within fifteen (15) days of the receipt of such notice or communication by any Trustor, a written description of said violation, liability, or actual or threatened event or condition, together with copies of any documents evidencing same.  Receipt of such notice shall not be deemed to create any obligation on the part of Beneficiary to defend or otherwise respond to any such notification.

11.2.7.   The Trustors agree, jointly and severally, to indemnify, reimburse, defend, exonerate, pay and hold harmless Beneficiary, its successors and assigns, the Holders, and their respective directors, officers, shareholders, employees, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, trustees, and invitees (collectively, the “Indemnitees”) from and against any and all Environmental Damages arising from the discharge, disposal or release of Hazardous Materials from the Property into the Public Waters or from the presence of Hazardous Materials upon, about or beneath the Property or migrating to or from the Property, or arising in any manner whatsoever out of the violation of any Environmental Requirements pertaining to the Property and the activities thereon, whether foreseeable or unforeseeable, and regardless of when such Environmental Damages occurred, except to the extent directly caused by conduct (other than inaction) on the part of such Indemnitee with respect to the Property or any such Indemnitee’s grossly negligent or wi1lful inaction or other conduct.  The indemnity obligations of the Trustors contained in this Section 11.2.7. shall survive the termination, release and/or reconveyance of this Deed of Trust and the discharge of the Trustors’ other obligations hereunder.

11.2.8.   Except for the last sentence of Section 4.5, and except for Sections 4.6, 4.7, 4.15 and 8.5, the other covenants of this Deed of Trust shall not apply to the subject matter of this Article 11.

ARTICLE  12.

MISCELLANEOUS

Section  12.1.  Beneficiary’s Expenses, Including Attorney’s Fees.  Regardless of the occurrence of a Default or Event of Default, the Trustors agree to pay to Beneficiary any and all advances, charges, costs and expenses, including the reasonable fees and expenses of counsel and any experts or agents, that Beneficiary may reasonably incur in connection with (i) the administration of this Deed of Trust, including any amendment or any workout or restructuring, (ii) the creation, perfection or continuation of the Lien of this Deed of Trust or protection of its priority or the Trust Estate, including the discharging of any prior or junior Lien or adverse claim against the Trust Estate or any part thereof that is not permitted hereby or by the Indenture, (iii) the custody, preservation or sale of, collection from, or other realization upon, any of the Trust Estate, (iv) the exercise or enforcement of any of the rights, powers or remedies of Beneficiary under this Deed of Trust or under Applicable Laws (including attorneys’ fees and expenses incurred by Beneficiary in connection with the operation, maintenance or foreclosure of the Lien of this Deed of Trust) or any bankruptcy proceeding or (v) the failure by any Trustor to perform or observe any of the provisions hereof.  All such amounts and all other amounts payable hereunder shall be payable on demand, together with interest at the Defaulted Interest rate.

Section  12.2.  Indemnity.  The Trustors, jointly and severally, hereby agree to indemnify and hold harmless the Indemnitees against (A) any and all transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Deed of Trust and the other Indenture Documents, and (B) any and all claims, actions, liabilities, costs and expenses of any kind or nature whatsoever (including fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any of them, in any way relating to or arising out of this Deed of Trust or any action taken or omitted by them hereunder, except to the extent that they resulted from the gross negligence or willful misconduct of any such Indemnitee.

Section  12.3.  Waivers; Modifications in Writing.  No amendment of any provision of this Deed of Trust (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by Beneficiary and the Trustors. Any waiver or consent relating to any provision of this Deed of Trust shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Trustor in any case shall entitle any Trustor to any other or further notice or demand in similar circumstances, except as otherwise provided herein or as required by law.

Section  12.4.  Cumulative Remedies; Failure or Delay.  The rights and remedies provided for under this Deed of Trust are cumulative and are not exclusive of any rights and remedies that may be available to Beneficiary under Applicable Laws, the other Indenture Documents or otherwise.  No failure or delay on the part of Beneficiary in the exercise of any power, right or remedy under this Deed of Trust shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, right or remedy.

12.4.1.   Successors and Assigns.  This Deed of Trust shall be binding upon and, subject to the next sentence, inure to the benefit of the Trustors and Beneficiary and their respective successors and assigns.  No Trustor shall assign or transfer any of its rights or obligations hereunder without the prior written consent of Beneficiary.  The benefits of this Deed of Trust shall pass automatically with any assignment of the Secured Obligations (or any portion thereof), to the extent of such assignment.

Section  12.5.  Independence of Covenants.  All covenants under this Deed of Trust shall each be given independent effect so that, if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant or by an exception thereto shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section  12.6.  Change of Law.  In the event of the passage, after the date of this Deed of Trust, of any law changing in any way the laws now in force for the taxation of mortgages, deeds of trust, or debts secured by mortgage or deed of trust (other than laws imposing taxes on income), or the manner of the collection of any such taxes, so as to affect adversely the rights of Beneficiary under this Deed of Trust, then an Event of Default shall be deemed to have occurred under Section 6.1 of the Indenture; provided, however, that no Event of Default shall be deemed to have occurred (i) if the Trustors, within thirty (30) days after the passage of such law, shall assume the payment of any tax or other charge so imposed upon Beneficiary for the period remaining until discharge in full of the Secured Obligations; provided, however, that such assumption is permitted by Applicable Laws, (ii) if the adverse effect upon Beneficiary of such tax or other charge is not material, or (iii) if and so long as the Trustors, at their expense, shall contest the amount or validity or application of any such tax or other charge by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence; provided that (A) neither the Property nor any substantial part thereof will be in danger of being sold, forfeited, terminated, canceled, or lost as a result of such contest and (B) except in the case of a tax or charge junior to the Lien of this Deed of Trust, the Trustors shall have posted such bond or furnished such other security as may be required by law to release such tax or charge.

Section  12.7.  No Waiver.  No waiver by Beneficiary of any Default or breach by any Trustor hereunder shall be implied from any omission by Beneficiary to take action on account of such Default if such Default persists or is repeated, no express waiver shall affect any Default other than the Default in the waiver, and such waiver shall be operative only for the time and to the extent therein stated.  Waivers of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition.  The consent or approval by Beneficiary to or of any act by any Trustor requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act.

Section  12.8.  Notices.  All notices and other communications under this Deed of Trust shall be in writing and shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid) or by prepaid telex, telecopy or telegram, and shall be deemed given when received by the intended recipient thereof.  Unless otherwise specified in a notice given in accordance with the foregoing provisions of this Section 12.8, notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective facsimile or telecopier numbers) indicated in Schedule 12.2 of the Indenture.

Section  12.9.  References to Foreclosure.  References hereto to “foreclosure”‘ and related phrases shall be deemed references to the appropriate procedure in connection with Trustee’s private power of sale, any judicial foreclosure proceeding, and any deed given in lieu of any such Trustee’s sale or judicial foreclosure.

Section  12.10.  Joinder of Foreclosure.  Should Beneficiary hold any other or additional security for the payment and performance of any Secured Obligations, its sale or foreclosure, upon any default in such payment or performance, in the sole discretion of Beneficiary, may be prior to, subsequent to, or joined or otherwise contemporaneous with any sale or foreclosure hereunder.  Except as otherwise provided in the Indenture, in addition to the rights herein specifically conferred, Beneficiary, at any time and from time to time, may exercise any right or remedy now or hereafter given by law to beneficiaries under deeds of trust generally, or to the holders of any obligations of the kind hereby secured.

Section  12.11.  Rights and Secured Obligations of Beneficiary and Trustee.  At any time or from time to time, without liability therefor and without notice, and without releasing or otherwise affecting the liability of any Person for payment of any Secured Obligations, Beneficiary at its sole discretion and only in writing may subordinate the Liens or either of them, or charge hereof to the extent not prohibited by the Indenture. Beneficiary and Trustee shall, however, promptly upon the Trustors’ request from time to time, join in the following actions (including the execution and delivery of documents) as the Trustors determine are reasonably necessary for the development, use and operation of the Trust Estate: (i) the making of any map or plat of the Property, (ii) the granting, creating, amending and modifying of any customary easements, covenants, conditions and restrictions with respect to the Property and (iii) the application for and prosecution of any development, building, use and similar permits and land use and utility approvals and installations regarding the Property; provided, however, that Beneficiary and Trustee shall not be required to join in or take any such action (a) while an Event of Default exists, (b) to the extent such action would impair the Liens of this Deed of Trust or the first priority thereof or (c) to the extent prohibited by the Indenture.  Any such request shall be accompanied by an Officers’ Certificate (as defined in the Indenture).  Upon written request of Beneficiary and surrender of this Deed of Trust to Trustee for cancellation, and upon payment to Trustee of its reasonable fees and expenses actually incurred, Trustee shall cancel and reconvey this Deed of Trust.

Section  12.12.  Copies.  The Trustors shall promptly give to Beneficiary copies of all notices of material violations relating to the Property that the Trustors receive from any Governmental Authority.

Section  12.13.  Subordination.  At the option of Beneficiary, this Deed of Trust shall become subject and subordinate in whole or in part (but not with respect to priority of entitlement to any insurance proceeds, damages, awards, or compensation resulting from damage to the Property or condemnation or exercise of power of eminent domain), to any and all contracts of sale and/or any and all leases of all or any part of the Property upon the execution by Beneficiary and recording thereof in the official records of Clark County, Nevada of a unilateral declaration to that effect.  Beneficiary may require the issuance of such title insurance endorsements to the Title Policy in connection with any such subordination as Beneficiary, in its judgment, shall determine are appropriate, and the Trustors shall be obligated to pay any cost or expense incurred in connection with the issuance thereof.

Section  12.14.  Personalty Security Instruments.  The Trustors covenant and agree that if Beneficiary at any time holds additional security for any Secured Obligations secured hereby, it may enforce the terms thereof or otherwise realize upon the same, at its option, either before or concurrently herewith or after a sale is made hereunder, and may apply the proceeds upon the Secured Obligations without affecting the status or of waiving any right to exhaust all or any other security, including the security hereunder, and without waiving any breach or Default or any right or power whether exercised hereunder or contained herein or in any such other security.

Section  12.15.  Suits to Protect Property.  The Trustors covenant and agree to appear in and defend any action or proceeding the consequence of which, if successful, would be that the Liens, or any of them, of this Deed of Trust would not satisfy the requirements as to extent, perfection or priority set forth in the Indenture; and to pay all reasonable costs and expenses actually incurred by Trustee and Beneficiary, including cost of evidence of title and attorneys’ fees in a reasonable sum, in any such action or proceeding in which Beneficiary and/or Trustee may appear or be made a party.

Section  12.16.  Trustors’ Waiver of Rights.  Each Trustor waives the benefit of all laws now existing or that hereafter may be enacted providing for (i) any appraisement before sale of any portion of the Trust Estate, and (ii) the benefit of all laws that may be hereafter enacted in any way extending the time for the enforcement of the Secured Obligations or creating or extending a period of redemption from any sale made in collecting said debt.  To the full extent such Trustor may do so, each Trustor agrees that such Trustor shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and each Trustor, for such Trustor, such Trustor’s heirs, devisees, representatives, successors and assigns, and for any and all Persons ever claiming any interest in the Trust Estate, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, and marshaling in the event of foreclosure of the Liens hereby created.  If any law referred to in this Section 12.16 and now in force, of which any Trustor, any Trustor’s heirs, devisees, representatives, successors and assigns or other Person might take advantage despite this Section 12.16, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section 12.17.  To the extent permitted by Applicable Laws, each Trustor expressly waives and relinquishes any and all rights and remedies which such Trustor may have or be able to assert by reason of the laws of the State of Nevada pertaining to the rights and remedies of sureties.

Section  12.17.  Charges for Statements.  Each Trustor agrees to pay Beneficiary’s customary charge, to the maximum amount permitted by Applicable Laws, for any statement regarding the Secured Obligations requested by such Trustor or in its behalf.

Section  12.18.  Complete Agreement.  This Deed of Trust, together with the exhibits and schedules hereto, and the other Indenture Documents, is intended by the parties as a final expression of their agreement regarding the subject matter hereof and is intended as a complete and exclusive statement of the terms and conditions of such agreement.

Section  12.19.  Payments Set Aside.  Notwithstanding anything to the contrary herein contained, this Deed of Trust, the Secured Obligations and the Lien and Security Interest of this Deed of Trust shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Secured Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by Beneficiary in connection with any bankruptcy, reorganization or similar proceeding involving any Trustor, any other party liable with respect to the Secured Obligations or otherwise, if the proceeds of the Trust Estate are required to be returned by Beneficiary under any such circumstances, or if Beneficiary reasonably elects to return any such payment or proceeds or any part thereof in its discretion, all as though such payment had not been made or such proceeds not been received.  Without limiting the generality of the foregoing, if prior to any such rescission, invalidation, declaration, restoration or return, this Deed of Trust shall have been terminated, released and/or reconveyed and the Lien and Security Interest or any of the Trust Estate shall have been released or terminated in connection with such termination, release and/or reconveyance, this Deed of Trust and the Lien and Security Interest and such portion of the Trust Estate shall be reinstated in full force and effect, and such prior termination, release and/or reconveyance shall not diminish, discharge or otherwise affect the obligations of any Trustor in respect of the amount of the affected payment or application of proceeds, the Lien, the Security Interest or such portion of the Trust Estate.

Section  12.20.  Substitution.  Beneficiary may at any time, without giving notice to the Trustors or the original or successor Trustee, and without regard to the willingness or inability of any original or successor Trustee to execute this trust, appoint another Person or succession of Persons to act as Trustee, and such appointee in the execution of this trust shall have all the powers vested in and obligations imposed upon Trustee.  Should Beneficiary be a corporation or unincorporated association, then any officer thereof may make such appointment.

Section  12.21.  Choice of Forum.

12.21.1.   Subject to Section 12.21.2 and Section 12.21.3, all actions or proceedings arising in connection with this Deed of Trust shall be tried and litigated in state or Federal courts located in the County of Clark, State of Nevada, unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy.  EACH TRUSTOR WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12.21.1.

12.21.2.   Nothing contained in this Section shall preclude Beneficiary from bringing any action or proceeding arising out of or relating to this Deed of Trust in any court not referred to in Section 12.21.1.  SERVICE OF PROCESS, SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST THE TRUSTORS, MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS INDICATED IN SECTION 12.8 HEREOF.

12.21.3.   Notwithstanding Section 12.21.1, in the sole and absolute discretion of Beneficiary, all actions or proceedings relating to the Collateral referred to in Article 9 hereof, other than the Fixtures, which are the subject of the Senior Secured Note Security Agreement shall be governed by and construed in accordance with the laws of the state of New York, as applied to contracts made and performed within the state of New York.  Each Trustor hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the subject of the Senior Secured Note Security Agreement, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.  Each Trustor irrevocably waives, to the fullest extent it may effectively do so under Applicable Law, trial by jury and any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Each Trustor irrevocably consents, to the fullest extent it may effectively do so under Applicable Law, to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Trustor at its said address, such service to become effective thirty (30) days after such mailing.  Nothing shall affect the right of Beneficiary to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against such Trustor in any other jurisdiction.

Section  12.22.  Regulatory Matters.  Whenever in this Deed of Trust a right is given to Beneficiary, which right is affected by Applicable Gaming Laws or the enforcement of which is subject to Applicable Gaming Laws, the enforcement of any such right shall be subject to Applicable Gaming Laws and approval, if so required, of the applicable Gaming Authorities.

Section  12.23.  Guarantor Waivers.  If and to the extent that any Trustor (for the purposes of this Section 12.23,  “Guarantor”) would be deemed or construed to be a guarantor or surety under applicable law with respect to its obligations hereunder, Guarantor hereby agrees as follows:

12.23.1.   Guarantor expressly agrees that until each and every term, covenant and condition of this Deed of Trust is fully performed, Guarantor shall not be released by any act or event which, except for this provision of this Deed of Trust might be deemed a legal or equitable discharge or exoneration of a surety, or because of any waiver, extension, modification, forbearance or delay or other act or omission of Beneficiary or its failure to proceed promptly or otherwise as against Issuers or any other Guarantor, as the case may be (individually and collectively, in its or their capacity as the entity or entities the obligations of which are guaranteed hereunder by Guarantor, the “Principal”) or Guarantor, or because of any action taken or omitted or circumstance which might vary the risk or affect the rights or remedies of Guarantor as against the Principal, or because of any further dealings between the Principal and Beneficiary, whether relating to this Deed of Trust or otherwise.  Guarantor hereby expressly waives and surrenders any defense to Guarantor’s liability under this Deed of Trust based upon any of the foregoing acts, omissions, things, agreements, waivers or any of them.  It is the purpose and intent of this Deed of Trust that the obligations of Guarantor under it shall be absolute and unconditional under any and all circumstances, subject to and in accordance with the terms and conditions of this Deed of Trust.

12.23.2.   Without in any way limiting the provisions of Section 12.23.1, to the extent provided under NRS Section 40.495, Guarantor waives the applicable provisions of NRS Section 40.430 and Guarantor further waives:

12.23.2.1.  all statutes of limitations as a defense to any action or proceeding brought against Guarantor by Beneficiary, to the fullest extent permitted by law;

12.23.2.2.  any right it may have to require Beneficiary to proceed against the Principal or pursue any other remedy in Beneficiary’s power to pursue, it being acknowledged and agreed that the obligations of Guarantor hereunder are independent of the obligations of the Principal hereunder, and Beneficiary shall not be required to make any demand upon, exercise any right to declare a default by, or proceed against, the Principal prior to proceeding against Guarantor to the full extent of Guarantor’s obligations hereunder;

12.23.2.3.  any defense based on any legal disability of the Principal and any discharge, release or limitation of the liability of the Principal to Beneficiary, whether consensual or arising by operation of law or any bankruptcy, reorganization, receivership, insolvency, or debtor-relief proceeding, or from any other cause, or any claim that Guarantor’s obligations exceed or are more burdensome than those of the Principal;

12.23.2.4.  all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Deed of Trust and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind;

12.23.2.5.  any defense based on or arising out of any defense that the Principal may have to the payment or performance of any obligation set forth in this Deed of Trust; and

12.23.2.6.  until all obligations under this Deed of Trust have been paid and performed in full, all rights of subrogation and all rights to enforce any remedy that Guarantor may have against the Principal, all regardless of whether Guarantor may have made any payments to Beneficiary.

12.23.3.   Guarantor assumes full responsibility for keeping informed of the financial condition and business operations of the Principal and all other circumstances affecting the Principal’s ability to pay for and perform its obligations, and agrees that Beneficiary shall have no duty to disclose to Guarantor any information which

Beneficiary may receive about the Principal’s financial condition, business operations, or any other circumstances bearing on its ability to perform.

12.23.4.   Notwithstanding anything to the contrary provided elsewhere herein, in no event shall Guarantor have any liability under this Deed of Trust beyond its interest in the portion of the Property that is owned by Guarantor, and in no event shall Guarantor’s obligations hereunder be enforced against any property of Guarantor other than its interest in such portion of the Property.

Section  12.24.  WAIVER OF TRIAL BY JURY. EACH TRUSTOR AND BENEFICIARY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS DEED OF TRUST OR ANY OTHER INDENTURE DOCUMENT OR ANY OTHER ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

Signature Pages Follow

IN WITNESS WHEREOF, each Trustor has caused this Deed of Trust to be executed as of the day and year first above written.

RBG, LLC,
a Nevada limited liability company

By:	/s/ Robert R. Black, Sr.
Name:
Title:

Virgin River Casino Corporation,
a Nevada corporation

By:	/s/ Robert R. Black, Sr.
Name:
Title:

Casablanca Resorts, LLC,
a Nevada limited liability company

By:	/s/ Robert R. Black, Sr.
Name:
Title:

Oasis Interval Ownership, LLC,
a Nevada limited liability company

By:	/s/ Robert R. Black, Sr.
Name:
Title:

ACKNOWLEDGMENT

STATE OF NEVADA	)
COUNTY OF CLARK	)

This instrument was acknowledged before me on December 16, 2004 by Robert R. Black, Sr. as C.E.O. of Virgin River Casino Corporation.

/s/ Kimberly Schroeder
NOTARY PUBLIC

KIMBERLY SCHROEDER
Notary Public State of Nevada
No. 96-4320-1
My appt. exp. July 18, 2008

ACKNOWLEDGEMENT

STATE OF NEVADA	)
COUNTY OF CLARK	)

This instrument was acknowledged before me on December 16, 2004 by Robert R. Black, Sr. as Sole Manager of RBG, LLC.

/s/ Kimberly Schroeder
NOTARY PUBLIC

KIMBERLY SCHROEDER
Notary Public State of Nevada
No. 96-4320-1
My appt. exp. July 18, 2008

ACKNOWLEDGMENT

STATE OF NEVADA	)
COUNTY OF CLARK	)

This instrument was acknowledged before me on December 16, 2004 by Robert R. Black, Sr. as C.E.O. of B & B B, Inc.

/s/ Kimberly Schroeder
NOTARY PUBLIC

KIMBERLY SCHROEDER
Notary Public State of Nevada
No. 96-4320-1
My appt. exp. July 18, 2008

ACKNOWLEDGMENT

STATE OF NEVADA	)
COUNTY OF CLARK	)

This instrument was acknowledged before me on December 16, 2004 by Robert R. Black, Sr. as Sole Manager of its Manager, RBG, LLC of Casablanca Resorts, LLC.

/s/ Kimberly Schroeder
NOTARY PUBLIC

KIMBERLY SCHROEDER
Notary Public State of Nevada
No. 96-4320-1
My appt. exp. July 18, 2008

ACKNOWLEDGMENT

STATE OF NEVADA	)
COUNTY OF CLARK	)

This instrument was acknowledged before me on December 16, 2004 by Robert R. Black, Sr. as Sole Manager of Oasis Interval Ownership.

/s/ Kimberly Schroeder
NOTARY PUBLIC

KIMBERLY SCHROEDER
Notary Public State of Nevada
No. 96-4320-1
My appt. exp. July 18, 2008

Schedule 1.1

INDENTURE DEFINITIONS

1.                                       Asset Sale

2.                                       Bankruptcy Law

3.                                       Capital Stock

4.                                       Capitalized Lease Obligations

5.                                       Cash Equivalents

6.                                       Code

7.                                       Collateral

8.                                       Collateral Agreements

9.                                       Equity Interests

10.                                 Event of Default

11.                                 Excluded Foreign Subsidiaries

12.                                 FF&E Financing

13.                                 Guarantor

14.                                 Gaming Authorities

15.                                 Gaming Licenses

16.                                 Guarantee Obligations

17.                                 Holders

18.                                 Indebtedness

19.                                 Intercreditor Agreement

20.                                 Interest

21.                                 Issue Date

22.                                 Lien

23.                                 Liquidated Damages

24.                                 Person

25.                                 Permitted Liens

26.                                 Purchase Money Indebtedness

27.                                 Registration Rights Agreement

28.                                 Subsidiary

29.                                 Voting Equity Interests

Schedule 4.12(i)

EACH TRUSTOR’S U.S. TAXPAYER IDENTIFICATION NUMBER

Virgin River Casino Corporation:  88-023861

RBG, LLC:  86-0860535

B & B B, Inc.:  88-0254007

CasaBlanca Resorts, LLC:  88-0492081

Oasis Interval Ownership, LLC:  88-0500066

Schedule 4.12(ii)

EACH TRUSTOR’S BUSINESS ADDRESS

CasaBlanca Resorts, LLC:

Black, LoBello & Pitegoff

Attn:  Tisha Black

8665 W. Charleston Blvd

Las Vegas, NV 89117

B & B B, Inc.:

Black, LoBello & Pitegoff

Attn:  Tisha Black

8665 W. Charleston Blvd

Las Vegas, NV 89117

Oasis Interval Ownership, LLC:

Black, LoBello & Pitegoff

Attn:  Tisha Black

8665 W. Charleston Blvd

Las Vegas, NV 89117

RBG, LLC:

Black, LoBello & Pitegoff

Attn:  Tisha Black

8665 W. Charleston Blvd

Las Vegas, NV 89117

Virgin River Casino Corporation:

Black, LoBello & Pitegoff

Attn:  Tisha Black

8665 W. Charleston Blvd

Las Vegas, NV 89117

Schedule 9.4.1

ADDRESSES

Debtors:

CasaBlanca Resorts

950 West Mesquite Blvd.

Mesquite, Nevada, 89027

Attention:  Curt Mayer

Secured Party:

The Bank of New York

101 Barclay Street - 21W

New York, New York  10286

Attention: Corporate Trust Administration

Trustee:

Nevada Title Company

3320 West Sahara, Suite 200

Las Vegas, NV 89102

OWNERS:  RBG, LLC, a Nevada limited-liability company, Virgin River Casino Corporation, a Nevada corporation, B & BB, Inc., a Nevada corporation, CasaBlanca Resorts, LLC, a Nevada limited-liability company, and Oasis Interval Ownership, LLC, a Nevada limited-liability company.

EXHIBIT A

LEGAL DESCRIPTION OF OWNED LAND

PARCEL ONE (l):

THAT PORTION OF THE NORTH HALF (N 1/2) OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 16, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. & M, DESCRIBED AS FOLLOWS:

PARCEL 1 AS SHOWN BY MAP THEREOF IN FILE 93 OF PARCEL MAPS, PAGE 35, IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

PARCEL FIVE (5) “THE CASINO PARCEL” (FEE PARCEL):

A PARCEL OF LAND SITUATED WITHIN TRACT 44, SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M., CITY OF MESQUITE, CLARK COUNTY, NEVADA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCELS ONE (1) AND TWO (2) AS SHOWN BY MAP THEREOF IN FILE 95, PAGE 42 OF PARCEL MAPS, AS RECORDED IN THE OFFICIAL RECORDS OF THE CLARK COUNTY RECORDER;

INCLUDING THE FOLLOWING DESCRIBED PARCEL OF LAND; BEGINNING AT THE SOUTHWEST CORNER OF PARCEL ONE (1) OF FILE 95, PAGE 42 OF PARCEL MAPS;

THENCE SOUTH 88°21’47” WEST ALONG THE SOUTH BOUNDARY OF SAID TRACT 44 A DISTANCE OF 668.96 FEET TO A POINT OF INTERSECTION WITH AN EXISTING FENCELINE OF OCCUPATION, AS SHOWN ON RECORD OF SURVEY FILE 69, PAGE 60 OF SURVEY MAPS;

THENCE NORTH 01°44’37” WEST ALONG SAID FENCELINE A DISTANCE OF 905.80 FEET TO THE END OF FENCE;

THENCE NORTH 10°32’53” WEST A DISTANCE OF 68.75 FEET TO A POINT OF INTERSECTION ON THE SOUTHERLY RIGHT-OF-WAY OF INTERSTATE 15;

THENCE ALONG SAID RIGHT-OF-WAY NORTH 70°57’41” EAST A DISTANCE OF 584.60 FEET TO A POINT OF CURVE;

THENCE ALONG A CURVE TO THE RIGHT IN A NORTHEASTERLY DIRECTION HAVING A CENTRAL ANGLE OF 01°36’10”, A RADIUS OF 4899.81 FEET, A TANGENT OF 68.54 FEET AND AN ARC LENGTH OF 137.07 FEET TO THE NORTHWEST CORNER OF SAID PARCEL ONE (1);

THENCE SOUTH 01°02’59” EAST ALONG THE WESTERLY BOUNDARY OF SAID PARCEL A DISTANCE OF 1169.68 FEET TO A POINT OF INTERSECTION WITH THE SAID SOUTHERLY BOUNDARY OF TRACT 44, SAID INTERSECTION BEING THE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION CONVEYED TO THE CITY OF MESQUITE FOR A PUBLIC STREET RECORDED MAY 12, 1995 IN BOOK 950512 AS DOCUMENT NO. 01341.

PARCEL SEVEN (7):

AN EASEMENT FOR GOLF COURSE CART PATHS AND INCIDENTAL PURPOSES OVER THE FOLLOWING DESCRIBED PROPERTY:

A STRIP OF LAND 54.00 FEET WIDE BEING A PORTION OF GOVERNMENT TRACTS 47 AND 48 IN SECTIONS 13 AND 24, TOWNSHIP 13 SOUTH, RANGE 70 EAST AND SECTIONS 18 AND 19, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. &M., IN THE CITY OF MESQUITE, CLARK COUNTY, STATE OF NEVADA, THE NORTHERLY LINE OF WHICH IS DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE NORTHERLY LINE OF SAID TRACT 48, SAID POINT BEING DISTANT THEREON SOUTH 89°09’41” WEST 765.00 FEET FROM CORNER NO. AP 1 OF SAID TRACT 48; THENCE ALONG SAID LINE NORTH 89°09’41” EAST 765.00 FEET TO SAID CORNER; THENCE ALONG THE NORTHERLY LINE OF SAID TRACT 47, NORTH 88°54’43” EAST 325.27 FEET. THE SOUTHERLY SIDELINE OF SAID STRIP SHALL BE PROLONGED SO AS TO TERMINATE IN A LINE BEARING SOUTH 0°08’04” WEST FROM THE POINT OF BEGINNING AND A LINE BEARING SOUTH 01°19’00” EAST FROM THE END.

PARCEL EIGHT (8):

AN EASEMENT FOR ACCESS ROAD AND INCIDENTAL PURPOSES OVER THE FOLLOWING DESCRIBED PROPERTY:

PARCEL A:

A STRIP OF LAND 56.00 FEET WIDE BEING A PORTION OF GOVERNMENT TRACTS 44 AND 45 IN SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. &M. IN THE CITY OF MESQUITE, CLARK COUNTY, STATE OF NEVADA, LYING 28.00 FEET ON EACH SIDE OF THE FOLLOWING DESCRIBED CENTERLINE:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF SAID TRACT 44, SAID POINT BEING DISTANT THEREON SOUTH 88°54’43” WEST 100.00 FEET FROM CORNER NO. AP 4 OF SAID TRACT 44; THENCE NORTH 02°19’57” WEST 910.11 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE SOUTHEASTERLY AND HAVING A RADIUS OF 300.00 FEET; THENCE NORTHEASTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 44°18’51” A DISTANCE OF 232.00 FEET; THENCE TANGENT TO SAID CURVE NORTH 41°58’54” EAST 91.42 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE SOUTHEASTERLY AND HAVING A RADIUS OF 300.00 FEET; THENCE NORTHEASTERLY ALONG SAID LAST MENTIONED CURVE THROUGH A CENTRAL ANGLE OF 32°22’20” A DISTANCE OF 169.50 FEET TO A LINE BEARING SOUTH 01°36’51” EAST FROM A POINT IN THE NORTHERLY LINE OF SAID TRACT 45; SAID POINT BEING DISTANT THEREON NORTH 88°23’09” EAST 172.00 FEET FROM CORNER NO. AP 3 OF SAID TRACT 45.

THE SIDELINES OF SAID STRIP OF LAND SHALL BE PROLONGED OR SHORTENED SO AS TO TERMINATE IN SAID SOUTHERLY LINE OF TRACT 44 AND IN SAID LINE BEARING SOUTH 01°36’51” EAST.

PARCEL B:

A STRIP OF LAND 50.00 FEET WIDE BEING A PORTION OF GOVERNMENT TRACT 45 IN SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. &M., IN THE CITY OF MESQUITE, CLARK COUNTY, STATE OF NEVADA, IN THE NORTHERLY LINE OF WHICH IS DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE NORTHERLY LINE OF SAID TRACT 45, SAID POINT BEING DISTANT THEREON NORTH 88°23’09” EAST 172.00 FEET FROM THE CORNER AP 3 OF SAID TRACT 45; THENCE ALONG SAID LINE NORTH 88°23’09” EAST 290.00 FEET.

PARCEL NINE (9):

AN EASEMENT FOR A WATER STORAGE POND AND INCIDENTAL PURPOSES OVER THE FOLLOWING DESCRIBED PROPERTY:

THE PORTION OF GOVERNMENT TRACT 47 IN SECTION 19, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B., &M. IN THE CITY OF MESQUITE, CLARK COUNTY, STATE OF NEVADA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF SAID TRACT 47, THENCE ALONG THE NORTHERLY LINE OF SAID TRACT 47 FROM CORNER NO. AP 2 NORTH 88°54’43” EAST 1292.98 FEET TO CORNER NO. AP 1 OF SAID TRACT 47; THENCE NORTH 88°25’46” EAST 1319.83 FEET; THENCE SOUTH 01°18’56” EAST 622.00 FEET; THENCE SOUTH 85°47’02” WEST 1321.50 FEET TO A POINT IN THE EASTERLY BOUNDARY OF SAID TRACT 47; THENCE SOUTH 71°37’56” WEST 384.61 FEET; THENCE SOUTH 0l°19’00” EAST 1029.14 FEET TO THE TRUE POINT OF BEGINNING;

THENCE SOUTH 48°00’34” WEST 795.57 FEET; THENCE SOUTH 69°26’15” WEST 508.66 FEET; THENCE SOUTH 01°21’51” EAST 117.04 FEET TO THE SOUTHERLY LINE OF SAID TRACT 47; THENCE ALONG SAID SOUTHERLY LINE NORTH 88°38’09” EAST 1083.52 FEET TO THE SOUTHERLY PROLONGATION OF THAT CERTAIN COURSE DESCRIBE ABOVE AS HAVING A BEARING OF SOUTH 01°19’00” EAST; THENCE NORTH 01°19’00” WEST 802.31 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL TEN (10):

AN EASEMENT FOR CONSTRUCTION OF LEVEE EMBANKMENT FOR THE PULSIPHER WASH FLOOD PLAIN WITHIN THE PULSIPHER WASH AREA OVER THE FOLLOWING DESCRIBED PROPERTY:

SUB-PARCEL ONE (1):

A STRIP OF LAND 36.00 FEET WIDE BEING A PORTION OF GOVERNMENT TRACT 44 IN SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M., IN THE CITY OF MESQUITE, CLARK COUNTY, STATE OF NEVADA, LYING 18.00 FEET ON EACH SIDE OF THE FOLLOWING DESCRIBED CENTERLINE, BEGINNING AT A POINT IN THE SOUTHERLY LINE OF SAID TRACT 44, SAID POINT BEING DISTANT THEREON SOUTH 88°54’43” WEST 242.00 FEET FROM CORNER NO. AP 4 OF SAID TRACT 44; THENCE

1ST: NORTH 02°59’48” WEST 854.10 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE SOUTHWESTERLY AND HAVING A RADIUS OF 150.00 FEET; THENCE

2ND: NORTHEASTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 57°48’24” A DISTANCE OF 151.43 FEET.

THE SIDELINES OF SAID STRIP OF LAND SHALL BE PROLONGED OR SHORTENED SO AS TO TERMINATE IN SAID SOUTHERLY LINE OF TRACT NO. 44.

SUB-PARCEL TWO (2):

A STRIP OF LAND 36.00 FEET WIDE BEING A PORTION OF GOVERNMENT TRACTS 44 AND 45 IN SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M., IN THE CITY OF MESQUITE, CLARK COUNTY, STATE OF NEVADA, LYING 18.00 FEET ON EACH SIDE OF THE FOLLOWING DESCRIBED CENTERLINE,

BEGINNING AT A POINT IN THE WESTERLY LINE OF SAID TRACT 45, SAID POINT BEING DISTANT THEREON SOUTH 01°18’39” EAST 140.04 FEET FROM CORNER NO. AP 3 OF SAID TRACT 45; THENCE ALONG SAID LINE AND ITS PROLONGATION

lST: NORTH 01°18’39” WEST 220.04 FEET; THENCE

2ND: NORTH 32°12’18” EAST 144.52 FEET; THENCE

3RD: NORTH 66°32’09” EAST 65.00 FEET.

PARCEL TWELVE (12):

AMENDED LOTS TWENTY-SIX (26) AND TWENTY-SEVEN (27) OF MAP OF DIVISION INTO LARGE PARCELS FOR THE CITY OF MESQUITE, AS SHOWN BY MAP I FILE IN BOOK 2 OF MISCELLANEOUS MAPS, PAGE 37 IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

PARCEL FOURTEEN (14): CASINO LAND

THAT PORTION OF THE TRACT 42 OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. & M., ACCORDING TO THAT CERTAIN INDEPENDENT RESURVEY APPROVED APRIL 17, 1935 AND THAT PORTION OF GOVERNMENT LOT 8 OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. & M. ACCORDING TO THAT CERTAIN INDEPENDENT RESURVEY ACCEPTED MAY 16, 1935 AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LOTS ONE (1) AND THREE (3) AS SHOWN BY MAP THEREOF IN FILE 59 OF PARCEL MAPS, PAGE 21, IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

EXCEPTING FROM LOT ONE (1) ANY PORTION OF OLD MILL ROAD AS DEDICATED FOR PUBLIC USE BY DEED OF DEDICATION RECORDED JANUARY 22, 2001 IN BOOK 20020122 AS DOCUMENT NO. 01073 OF OFFICIAL RECORDS.

PARCEL 14-A: TIMESHARE PARCEL (PEPPERMILL)

THAT PORTION OF TRACT 42 OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. & M., ACCORDING TO THAT CERTAIN INDEPENDENT RESURVEY APPROVED APRIL 17, 1935 AND THAT PORTION OF GOVERNMENT LOT 8 OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B., & M., ACCORDING TO THAT CERTAIN INDEPENDENT RESURVEY ACCEPTED MAY 16, 1935 AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LOT FOUR (4) AS SHOWN BY MAP THEREOF IN FILE 59 OF PARCEL MAPS, PAGE 21, IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

PARCEL 14-B:

A NON-EXCLUSIVE EASEMENT RUNNING TO THE BENEFIT OF LOT 4 AS SHOWN IN FILE 59 OF PARCEL MAPS PAGE 21, FOR INGRESS AND EGRESS OVER LOTS 1 AND 2 OF PARCEL MAP FILED IN FILE 59 OF PARCEL MAPS PAGE 21, AS SHOWN ON SAID PARCEL MAP, AND AS SET FORTH IN DECLARATION OF TIME SHARE COVENANT CONDITIONS AND RESTRICTIONS FOR PEPPERMILL PALMS RECORDED DECEMBER 23, 1998 IN BOOK 881223 AS DOCUMENT NO. 00882 OF OFFICIAL RECORDS; TOGETHER WITH THOSE CERTAIN RIGHTS GRANTED TO THE PEPPERMILL PALMS PROPERTY OWNERS ASSOCIATION AS SET FORTH IN GRANT OF NON-EXCLUSIVE LICENSE RECORDED MAY 15, 1996 IN BOOK 960515 AS DOCUMENT NO. 01731 OF OFFICIAL RECORDS.

PARCEL FIFTEEN (15): TIME SHARE PARCEL (GRAND DESTINATION)

THAT PORTION OF THE SOUTHWEST QUARTER (SW 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 17 AND SOUTHEAST QUARTER (SE 1/4) OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B.& M., DESCRIBED AS FOLLOWS:

PARCEL TWO (2) AS SHOWN BY MAP THEREOF IN FILE 80 OF PARCEL MAPS, PAGE 56, AS AMENDED BY CERTIFICATES OF AMENDMENT RECORDED OCTOBER 28, 1994 IN BOOK 941028 AS DOCUMENT NO. 01337 AND MARCH 15, 1995 IN BOOK 950315 AS DOCUMENT NO. 01033, IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

PARCEL 15-A:

A NON-EXCLUSIVE EASEMENT RUNNING TO THE BENEFIT OF PARCEL II FOR INGRESS, EGRESS, USE AND ENJOYMENT OF THE COMMON AREAS OF LOTS 1, 2, 3, AND 4 AS SHOWN ON THE PARCEL MAP FILED IN FILE 59 AT PAGE 21 OF PARCEL MAPS, AND AS SET FORTH IN THE DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS RECORDED NOVEMBER 15, 1994 IN BOOK 941115 A DOCUMENT NO. 01215 AND RE-RECORDED ON DECEMBER 14, 1994 IN BOOK 941214 AS DOCUMENT NO. 0131, AND ASSET FORTH IN THAT CERTAIN HOTEL FACILITIES USE AND EASEMENT AGREEMENT RECORDED NOVEMBER 17, 1994, IN BOOK 941117 AS DOCUMENT NO. 01421, AS RE-RECORDED ON DECEMBER 14, 1994 IN BOOK 941214 AS DOCUMENT NO. 00132 AND AS AMENDED IN DOCUMENT RECORDED JULY 21, 2000 IN BOOK 20000721 AS DOCUMENT NO. 00265, ALL OF OFFICIAL RECORDS.

PARCEL SIXTEEN (16): CASINO PARCEL

THAT PORTION OF THE SOUTHWEST QUARTER (SW 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 17 AND SOUTHEAST QUARTER (SE 1/4) OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B.& M., DESCRIBED AS FOLLOWS:

PARCELS ONE (1) AND TWO (2) AS SHOWN BY MAP THEREOF IN FILE 96 OF PARCEL MAPS, PAGE 89 IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

EXCEPTING FROM PARCEL ONE (1) ANY OF OLD MILL ROAD AS DEDICATED FOR PUBLIC USE BY A DEED OF DEDICATION RECORDED JANUARY 22, 2001 IN BOOK 20010122 AS DOCUMENT NO. 01073 OF OFFICIAL RECORDS

PARCELS 14, 14-A, 15, 16 AND 19 ARE DESCRIBED AS A WHOLE AS FOLLOWS:

A PORTION OF LOT 1, ALL OF LOTS 3 AND 4, FILE 59, PAGE 21, OF PARCEL MAPS, ALL OF PARCEL 2, FILE 80, PAGE 56 OF PARCEL MAPS, AND A PORTION OF PARCEL 1 AND ALL OF PARCEL 2, FILE 96, PAGE 89 OF PARCEL MAPS, AS RECORDED IN THE OFFICIAL RECORDS OF CLARK COUNTY, NEVADA, AND LOCATED IN TRACT 42, TOWNSHIP 13 SOUTH, RANGE 71 EAST, MOUNT DIABLO BASE AND MERIDIAN, WITHIN THE CITY OF MESQUITE, CLARK COUNTY, NEVADA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTH RIGHT-OF-WAY LINE OF MESQUITE BOULEVARD (A 120.00 FOOT DEDICATED RIGHT-OF-WAY) THAT IS SOUTH 88°45’10” WEST 59.21 FEET ALONG THE MONUMENT LINE AND NORTH 01°14’50” WEST, 60.00 FEET FROM A BRASS CAP MONUMENT AT THE CENTERLINE INTERSECTION OF SAID MESQUITE BOULEVARD AND RIVERSIDE ROAD AND SAID POINT ALSO BEING SOUTH 88°30’40” WEST, 69.12 FEET ALONG THE TRACT LINE AND NORTH 01°29’20” WEST 11.71 FEET FROM A BRASS CAP MONUMENT AT ANGLE POINT 4, TRACT 42, TOWNSHIP 13 SOUTH, RANGE 71 EAST, MOUNT DIABLO BASE AND MERIDIAN, AS RECORDED ON THE RECORD OF SURVEY FOR THE CITY OF MESQUITE IN FILE 74 PAGE 27 OF SURVEYS IN THE OFFICIAL RECORDS OF CLARK, COUNTY, NEVADA AND RUNNING:

THENCE SOUTH 88°45’10” WEST 2004.78 FEET ALONG THE NORTH LINE OF SAID MESQUITE BOULEVARD TO A EASTERLY RIGHT OF WAY LINE OF INTERSTATE 15; THENCE NORTH 09°51’48” EAST, 158.92 FEET ALONG THE EAST LINE TO A SOUTHERLY LINE OF SAID INTERSTATE 15; THENCE NORTH 70°01’34” EAST 515.218 FEET ALONG THE SOUTH LINE OF SAID INTERSTATE 15; THENCE NORTHEASTERLY 1042.60 FEET ALONG THE ARC OF A 5,189.23 FOOT RADIUS CURVE TO THE LEFT WITH A CENTRAL ANGLE OF 11°30’42” AND THE CENTER BEARS NORTH 19°58’17” WEST, ALONG THE SOUTH LINE OF SAID INTERSTATE 15; THENCE NORTH 58°31’0l” EAST, 820.63 FEET ALONG THE SOUTH LINE OF SAID INTERSTATE 15 TO THE WEST LINE OF THAT CERTAIN PARCEL MAP FOR TOMMY R. AND MARY LYNN F. LEAVITT AS RECORDED IN FILE 94, PAGE 55 OF PARCELMAPS; THENCE SOUTH 01°23’43” EAST 581.87 FEET ALONG THE SAID WEST LINE TO A WESTERLY LINE OF OLD MILL ROAD (A 62.00 FOOT DEDICATED RIGHT OF WAY) AS DEDICATED BY THAT DEED OF DEDICATION RECORDED JANUARY 22, 2001 IN BOOK 20010122, INSTRUMENT NO. 01073; THENCE SOUTHWESTERLY 255.19 FEET ALONG THE ARC OF A 630.00 FOOT RADIUS NON-TANGENT CURVE TO THE LEFT WITH A CENTRAL ANGLE OF 20°28’48” AND THE CENTER BEARS SOUTH 69°27’30” EAST, ALONG THE WEST LINE OF SAID OLD MILL ROAD; THENCE SOUTHWESTERLY 198.76 FEET ALONG THE ARC OF A 470.00 FOOT RADIUS CURVE TO THE RIGHT WITH A CENTRAL ANGLE OF 24°13’47” AND THE CENTER BEARS NORTH 89°56’18” WEST, ALONG THE WEST LINE OF SAID OLD MILL ROAD; THENCE NORTH 65°42’31” WEST 10.00 FEET TO THE WEST LINE OF SAID OLD MILL ROAD; THENCE SOUTHWESTERLY 163.21 FEET ALONG THE ARC OF A 540.00 FOOT RADIUS CURVE TO THE LEFT WITH A CENTRAL ANGLE OF 17°19’02” AND THE CENTER BEARS SOUTH 65°42’31” EAST, ALONG THE WEST LINE OF SAID OLD MILL ROAD; THENCE SOUTHWESTERLY 35.68 FEET ALONG THE ARC OF A 25.00 FOOT RADIUS CURVE TO THE RIGHT WITH A CENTRAL ANGLE OF 81°46’43” AND THE CENTER BEARS NORTH 83°01’33” WEST, TO THE NORTH LINE OF SAID MESQUITE BOULEVARD TO THE POINT OF

PARCEL SEVENTEEN (17): TRUST LAND TRANSFERRED

THAT PORTION OF THE NORTH HALF (N 1/2) OF THE SOUTHEAST QUARTER (SE 1/4) OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M., DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE SOUTH RIGHT-OF-WAY LINE OF MESQUITE BOULEVARD (A 120.00 FOOT DEDICATED RIGHT-OF-WAY) THAT IS SOUTH 88°45’10” WEST 1250.01 FEET ALONG THE MONUMENT LINE AND SOUTH 01°14’50” EAST 60.00 FEET FROM A BRASS CAP MONUMENT AT THE CENTERLINE INTERSECTION OF SAID MESQUITE BOULEVARD AND RIVERSIDE ROAD AND SAID POINT ALSO BEING SOUTH 88°30’40” WEST 1260.42 FEET ALONG THE TRACT LINE AND SOUTH 01°29’20” EAST 103.26 FEET FROM A BRASS CAP MONUMENT AT ANGLE POINT 4, TRACT 42, TOWNSHIP 13 SOUTH, RANGE 71 EAST, MOUNT DIABLO BASE AND MERIDIAN AS RECORDED ON THE RECORD OF SURVEY FOR THE CITY OF MESQUITE IN FILE 74, PAGE 27 OF SURVEYS IN THE OFFICIAL RECORDS OF CLARK COUNTY, NEVADA AND RUNNING:

THENCE NORTH 88°45’10” EAST 343.44 FEET ALONG SAID SOUTH RIGHT-OF-WAY LINE OF MESQUITE BOULEVARD;

THENCE SOUTH 01°17’49” EAST 45.79 FEET;

THENCE NORTH 89°35’45” EAST 2.57 FEET;

THENCE SOUTH 00°49’36” EAST 79.79 FEET;

THENCE SOUTH 88°52’11” WEST 18.99 FEET;

THENCE SOUTH 01°18’13” EAST 39.04 FEET;

THENCE NORTH 88°52’11” EAST 18.85 FEET;

THENCE SOUTH 00°59’29” EAST 59.70 FEET;

THENCE SOUTH 88°00’18” WEST 18.61 FEET;

THENCE SOUTH 01°12’58” EAST 145.11 FEET;

THENCE NORTH 88°21’24” EAST 19.29 FEET;

THENCE SOUTH 01°26’55” EAST 97.16 FEET;

THENCE SOUTH 00°31’27” EAST 12.12 FEET;

THENCE SOUTH 86°51’50” WEST 19.53 FEET;

THENCE SOUTH 01°16’47” EAST 81.39 FEET TO THE NORTH RIGHT-OF-WAY LINE OF SMOKEY LANE (A 51.00 FOOT DEDICATED RIGHT-OF-WAY) AS DEDICATED BY THAT DEED OF DEDICATION RECORDED MAY 12, 1995 IN BOOK 950512, INSTRUMENT NO. 01339;

THENCE SOUTH 88°03’00” WEST 354.28 FEET ALONG THE NORTH LINE OF SAID SMOKEY LANE; THENCE NORTHWESTERLY 39.54 FEET ALONG THE ARC OF A 25.00 FOOT RADIUS CURVE TO THE RIGHT WITH A CENTRAL ANGLE OF 90°37’01” AND THE CENTER BEARS NORTH 01°57’00” WEST, TO THE EAST LINE OF PULSIPHER LANE (AN 80.00 FOOT DEDICATED RIGHT-OF-WAY) AS DEDICATED BY THAT DEED OF DEDICATION RECORDED MAY 12, 1995 IN BOOK 950512, INSTRUMENT NO. 01340; THENCE NORTH 01°19’59” WEST 486.19 FEET ALONG THE EAST LINE OF SAID PULSIPHER LANE; THENCE NORTHEASTERLY 84.90 FEET ALONG THE ARC OF A 54.00 FOOT RADIUS CURVE TO THE RIGHT WITH A CENTRAL ANGLE OF 90°05’09” AND THE CENTER BEARS SOUTH 88°40’01” WEST, TO THE SOUTH LINE OF SAID MESQUITE BOULEVARD AND THE POINT OF BEGINNING.

SAID LAND IS ALSO SHOWN AS PARCEL 1 OF THAT CERTAIN PARCEL MAP FILED IN FILE 100 PAGE 0084 OF PARCEL MAPS.

TOGETHER WITH A NON-EXCLUSIVE EASEMENT TO USE, OPERATE, MAINTAIN, REPAIR AND REPLACE A RIGHT OF WAY FOR PEDESTRIAN AND MOTOR VEHICLE INGRESS AND EGRESS ACROSS PARCEL 2 OF PARCEL MAP FILED IN FILE 100 OF PARCEL MAPS, PAGE 0084; ALSO A PERPETUAL EASEMENT FOR WATER DRAINAGE AND FOR THE UTILITIES, PROPANE TANKS, FIRE HYDRANTS AND RAMPS LOCATED ON SAID PARCEL 2 OF PARCEL MAP FILE 100 OF PARCEL MAPS PAGE 0084, ALL AS SET FORTH IN THAT CERTAIN EASEMENT AGREEMENT RECORDED JUNE 29, 2001 IN BOOK 20010629 AS DOCUMENT NUMBER 01646 OF OFFICIAL RECORDS.

PARCEL EIGHTEEN (l8): TRUST LAND TRANSFERRED

THAT PORTION OF TRACT 43 IN SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M., ACCORDING TO INDEPENDENT RESURVEY APPROVED APRIL 17, 1935, DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT ON THE SOUTH RIGHT-OF-WAY LINE OF MESQUITE BOULEVARD (A 120.00 FOOT DEDICATED RIGHT-OF-WAY) THAT IS SOUTH 88°45’10” WEST 280.39 FEET ALONG THE MONUMENT LINE AND SOUTH 01°14’50” EAST 60.00 FEET FROM A BRASS CAP MONUMENT AT THE CENTERLINE INTERSECTION OF SAID MESQUITE BOULEVARD AND RIVERSIDE ROAD AND SAID POINT ALSO BEING SOUTH 88°30’40” WEST 290.81 FEET ALONG THE TRACT LINE AND SOUTH 01°29’20” EAST 107.35 FEET FROM A BRASS CAP MONUMENT AT ANGLE POINT 4, TRACT 42, TOWNSHIP 13 SOUTH, RANGE 71 EAST, MOUNT DIABLO BASE AND MERIDIAN AS RECORDED ON THE RECORD OF SURVEY FOR THE CITY OF MESQUITE IN FILE 74, PAGE 27 OF SURVEYS IN THE OFFICIAL RECORDS OF CLARK COUNTY, NEVADA.

THENCE SOUTH 01°40’11” EAST 214.65 FEET ALONG A LINE ESTABLISHED BY AN AGREEMENT BETWEEN JOSEPH L. BOWLER AND VERNON FREHNER AS RECORDED ON THAT CERTAIN RECORD OF SURVEY FOR JOSEPH L. BOWLER IN FILE 55, PAGE 30 OF SURVEYS TO THE TRUE POINT OF BEGINNING, AND RUNNING: THENCE NORTH 88°30’40” EAST 241.11 FEET TO THE WEST RIGHT-OF-WAY LINE OF RIVERSIDE ROAD (AN 80.00 FOOT DEDICATED RIGHT-OF-WAY); THENCE SOUTH 01°43’45” EAST, 311.46 FEET

ALONG THE WEST LINE OF SAID RIVERSIDE ROAD; THENCE SOUTHWESTERLY 39.17 FEET ALONG THE ARC OF A 25.00 FOOT RADIUS CURVE TO THE RIGHT WITH A CENTRAL ANGLE OF 89°46’45” AND THE CENTER BEARS SOUTH 88°16’15” WEST, TO THE NORTH LINE OF SMOKEY LANE (A 51.00 FOOT DEDICATED RIGHT-OF-WAY)AS RECORDED MAY 12, 1995, IN BOOK 950512, INSTRUMENT NO. 01339; THENCE SOUTH 88°03’00” WEST 230.56 FEET ALONG THE NORTH LINE OF SAID SMOKEY LANE; THENCE NORTH 01°36’37” WEST 338.42 FEET; THENCE NORTH 88°30’40” EAST, 13.65 FEET TO THE POINT OF BEGINNING.

SAID LAND IS ALSO SHOWN AS PARCEL 3 OF PARCEL MAPS FILED IN FILE 100 PAGE 0084 OF PARCEL MAPS.

PARCEL NINETEEN (19): CASINO LAND

THAT PORTION OF TRACT 42, IN SECTION 17, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M., CITY OF MESQUITE, CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST NORTHWESTERLY CORNER OF LOT 3 AS SHOWN BY MAP THEREOF ON FILE IN FILE 94, PAGE 55 OF PARCEL MAPS IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, SAID POINT BEING ON THE SOUTHEASTERLY RIGHT-OF-WAY LINE OF INTERSTATE ROUTE 15; THENCE SOUTH 01°23’43” EAST ALONG THE WEST LINE OF SAID PARCEL MAP AND ITS SOUTHERLY PROLONGATION, 581.87 FEET TO A POINT ON THE NORTHWESTERLY RIGHT-OF-WAY OF OLD MILL ROAD AS DEEDED TO THE CITY OF MESQUITE ON JANUARY 22, 2001, BY DEED OF DEDICATION, RECORDED IN BOOK 20010122 OF OFFICIAL RECORDS AS INSTRUMENT NO. 01073 IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA; THENCE FROM A TANGENT BEARING SOUTH 20°32’30” WEST, CURVING TO THE LEFT ALONG SAID NORTHWESTERLY RIGHT-OF-WAY LINE OF OLD MILL ROAD, HAVING A RADIUS OF 630.00 FEET, CONCAVE SOUTHEASTERLY, THROUGH A CENTRAL ANGLE OF 03°39’11”, AN ARC LENGTH OF 40.17 FEET TO A POINT ON THE EAST LINE OF PARCEL 1 AS SHOWN BY MAP THEREOF ON FILE IN FILE 96, PAGE 89 OF PARCEL MAPS IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY; NEVADA, A RADIAL LINE TO SAID POINT BEARS NORTH 73°06’41” WEST; THENCE NORTH 00°54’40” WEST ALONG SAID EAST LINE 614.61 FEET TO A POINT ON SAID SOUTHEASTERLY RIGHT-OF-WAY LINE OF INTERSTATE ROUTE 15; THENCE NORTH 58°31’01” EAST ALONG SAID SOUTHEASTERLY RIGHT-OF-WAY LINE, 9.96 FEET TO THE POINT OF BEGINNING.

PARCEL TWENTY (20): CASINO LAND

A PORTION OF THE WEST HALF (W 1/2) OF THE SOUTHWEST QUARTER (SW 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 17, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M., EXCEPTING THEREFROM ANY PORTION OF OLD MILL ROAD AS DEDICATED FOR PUBLIC USE BY A DEED OF DEDICATION RECORDED JANUARY 22, 2001 IN BOOK 20010122 AS DOCUMENT NO. 01073 OF OFFICIAL RECORDS, AND DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

A PORTION OF LOT 1, FILE 59, PAGE 21 OF PARCEL MAPS, AND A PORTION OF PARCEL 1, FILE 96, PAGE 89 OF PARCEL MAPS AS RECORDED IN THE OFFICIAL RECORDS OF CLARK COUNTY, NEVADA, AND LOCATED IN TRACT 42, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M D B& .M, WITHIN THE CITY OF MESQUITE, CLARK COUNTY, NEVADA AND BEING MORE PARTICULARLY DESCRIBED AS:

BEGINNING AT A POINT ON THE NORTH RIGHT OF WAY LINE OF MESQUITE BOULEVARD (A 120.00 FOOT DEDICATED RIGHT OF WAY) THAT IS NORTH 88°45’10” EAST 74.59 FEET ALONG THE MONUMENT LINE AND NORTH 01°14’50” WEST 60.00 FEET FROM A BRASS CAP MONUMENT AT THE CENTERLINE INTERSECTION OF SAID MESQUITE BOULEVARD AND RIVERSIDE ROAD AND SAID POINT ALSO BEING SOUTH 88°35’46” WEST 64.66 FEET ALONG THE TRACT LINE AND NORTH 01°24’14” WEST 11.25 FEET FROM A BRASS CAP MONUMENT AT ANGLE POINT 4, TRACT 42, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M D B &M AS RECORDED ON THE RECORD OF SURVEY FOR THE CITY OF MESQUITE IN FILE 74 PAGE 27 OF SURVEYS IN THE OFFICIAL RECORDS OF CLARK COUNTY, NEVADA AND RUNNING:

THENCE NORTHWESTERLY 43.96 FEET ALONG THE ARC OF A 25.00 FOOT RADIUS CURVE TO THE RIGHT WITH A CENTRAL ANGLE OF 100°45’14” AND THE CENTER BEARS NORTH 01°14’50” WEST, TO A EAST RIGHT OF WAY LINE OF OLD MILL ROAD (AN 82.00 FOOT DEDICATED RIGHT OF WAY) AS DEDICATED BY THAT DEED OF DEDICATION RECORDED JANUARY 22, 2001 IN BOOK 20010122, INSTRUMENT NO. 01073; THENCE NORTHEASTERLY 118.18 FEET ALONG THE ARC OF A 458.00 FOOT RADIUS CURVE TO THE RIGHT WITH A CENTRAL ANGLE OF 14°47’05” AND THE CENTER BEARS SOUTH 80°29’36” EAST; ALONG THE EAST LINE OF SAID OLD MILL ROAD; THENCE NORTH 65°42’31” WEST 10.00 FEET TO THE EAST LINE OF SAID OLD MILL ROAD; THENCE NORTHEASTERLY 104.69 FEET ALONG THE ARC OF A 532.00 FOOT RADIUS CURVE TO THE LEFT WITH A CENTRAL ANGLE OF 11°16’30” AND THE CENTER BEARS NORTH 65°42’31” WEST, ALONG THE EAST LINE OF SAID OLD MILL ROAD; THENCE SOUTH 01°23’43’’ EAST, 244.25 FEET TO AND ALONG THE WEST LINE OF THAT CERTAIN RECORD OF SURVEY, APN 670-210-005 FOR NEPHI JENSEN AS RECORDED IN FILE 96, PAGE 98 OF SURVEYS TO THE NORTH LINE OF SATO MESQUITE BOULEVARD; THENCE SOUTH 88°45’10” WEST 39.33 FEET ALONG THE NORTH LINE OF SAID MESQUITE BOULEVARD TO THE POINT OF BEGINNING.

LESSEE:   RBG, LLC, a Nevada limited liability company and B & B B, Inc., a Nevada corporation.

EXHIBIT B-1

DESCRIPTION OF LEASES

Lease dated June 2, 1995, by and between River View Limited Liability Company, a Nevada limited liability company, as Lessor, and Players Mesquite Golf Club, Inc., a Nevada corporation, as lessee, as disclosed by a Memorandum of Lease thereof recorded in the Official Records of the County of Clark, State of Nevada on June 7, 1995 in Book 950607 as Document Number 00510; as modified by an instrument executed by Lessor and Players Mesquite Golf Club, Inc., as lessee, said instrument recorded August 31, 1995 in Book 950831 of Official Records as Document Number 03232; as modified by an instrument executed by Lessor and Players Mesquite Golf Club, Inc., as lessee, said instrument recorded March 25, 1997 in Book 970325 of Official Records as Document Number 01933; as assigned by an Assignment of the Lessee’s interest in said Lease executed by Players Mesquite Golf Club, Inc. to RBG, LLC, a Nevada limited liability company, recorded March 19, 1997 in Book 970319 as document number 00217 of Official Records.

Lease Agreement dated September 1, 1997 by and between M.D.W. Mesquite, LLC, a Nevada limited liability company, as landlord, and RBG, LLC, a Nevada limited liability company, as tenant, as amended by that certain First Amendment to Lease Agreement, dated January 5, 1999.

Lease Agreement dated April 11, 1990, by and between Virgin River Casino Corporation, a Nevada corporation, as Landlord, and B & BB, Inc., a Nevada corporation, as Tenant, as amended by that certain First Addendum to Lease dated as of January 11, 1991, as amended by that certain Second Amendment to Lease dated as of May 15, 1991, as amended by that certain Third Amendment to Lease dated as of January 1, 1992, as amended by that certain Fourth Amendment to Lease dated as of November 17, 1992, as amended by that certain Fifth Amendment to Lease dated as of September 3, 1993, as amended by that certain Sixth Amendment to Lease dated as of December 28, 1993, as amended by that certain Seventh Amendment to Lease dated as of June 1, 1994, as amended by that certain Eighth Amendment to Lease dated as of March 1, 1995, as amended by that certain Ninth Amendment to Lease dated as of January 1, 1999, and as further amended by that certain Tenth Amendment to Lease dated as of July 1, 2000.

LESSEE:   RBG, LLC, a Nevada limited liability company.

EXHIBIT B-2

LEGAL DESCRIPTION OF LEASED LAND

PARCEL SIX (6): LEASEHOLD GOLF COURSE PARCEL:

A PARCEL OF LAND SITUATED WITHIN A PORTION OF GOVERNMENT TRACTS 45, 47 AND 48 TOWNSHIP 13 SOUTH, RANGE 70 AND 71 EAST INCLUDING PORTIONS OF GOVERNMENT LOTS 1, 2, 4 AND 5 SECTION 24, TOWNSHIP 13 SOUTH, RANGE 70 EAST, M.D.M., IN THE CITY OF MESQUITE, CLARK COUNTY, STATE OF NEVADA, DESCRIBED AS A WHOLE AS FOLLOWS:

BEGINNING AT A POINT IN THE NORTHERLY LINE OF SAID TRACT 47, SAID POINT BEING DISTANCE THEREON NORTH 88°54’43” EAST 325.27 FEET FROM CORNER NO. AP 2 OF SAID TRACT 47; THENCE

1ST:                              ALONG SAID NORTHERLY LINE NORTH 88°54’43” EAST 967.71 FEET TO CORNER NO. AP 1 OF SAID TRACT 47; THENCE

2ND:                           NORTH 88°25’46” EAST 1,319.83 FEET; THENCE

3RD:                            SOUTH 1°18’56” EAST 622.00 FEET; THENCE

4TH:                            SOUTH 82°36’27” WEST 1,697.05 FEET; THENCE

5TH:                            SOUTH 1°19’00” EAST 814.93 FEET; THENCE

6TH:                            SOUTH 59°22’00” WEST 224.48 FEET; THENCE

7TH:                            SOUTH 83°21’02” WEST 165.66 FEET; THENCE

8TH:                            SOUTH 47°45’13” WEST 154.02 FEET; THENCE

9TH:                            SOUTH 0°18’40” WEST 476.96 FEET; THENCE

10TH:                      SOUTH 57°23’50” WEST 280.00 FEET; THENCE

11TH:                      NORTH 65°35’31” WEST 95.53 FEET; THENCE

12TH:                      SOUTH 69°26’15” WEST 283.52 FEET; THENCE

13TH:                      SOUTH 82°58’31” WEST 276.41 FEET; THENCE

14TH:                      NORTH 54°06’01” WEST 333.14 FEET; THENCE

15TH:                      NORTH 73°49’56” WEST 279.46 FEET; THENCE

16TH:                      NORTH 83°02’35” WEST 173.51 FEET; THENCE

17TH:                      SOUTH 3°53’51” WEST 111.01 FEET; THENCE

18TH:                      SOUTH 76°36’05” WEST 134.35 FEET; THENCE

19TH:                      SOUTH 47°19’10” WEST 297.27 FEET; THENCE

20TH:                      SOUTH 65°55’34” WEST 33.46 FEET; THENCE

21ST:                        SOUTH 14°39’50” EAST 81.14 FEET; THENCE

22ND:                     SOUTH 4°57’37” EAST 212.99 FEET; THENCE

23RD:                      SOUTH 34°14’55” EAST 139.30 FEET TO THE EASTERLY LINE OF SAID GOVERNMENT LOT 4; THENCE

24TH:                      ALONG SAID EASTERLY LINE SOUTH 0°49’36” EAST 186.69 FEET

25TH:                      SOUTH 39°40’29” WEST 401.25 FEET; THENCE

26TH:                      NORTH 81°07’12” WEST 541.64 FEET; THENCE

27TH:                      NORTH 73°24’36” WEST 73.44 FEET; THENCE

28TH:                      SOUTH 63°55’10” WEST 40.51 FEET; THENCE

29TH:                      NORTH 89°21’36” WEST 200.77 FEET; THENCE

30TH:                      NORTH 55°39’10” WEST 97.78 FEET; THENCE

31ST:                        SOUTH 47°36’10” WEST 178.98 FEET; THENCE

32ND:                     SOUTH 66°38’13” WEST 128.53 FEET; THENCE

33RD:                      SOUTH 4l°35’07” EAST 88.60 FEET; THENCE

34TH:                      SOUTH 31°21’05” WEST 273.76 FEET; THENCE

35TH:                      SOUTH 62°23’48” WEST 191.31 FEET; THENCE

36TH:                      SOUTH 86°48’27” WEST 375.82 FEET; THENCE

37TH:                      SOUTH 58°43’24” WEST 195.82 FEET TO THE SOUTHERLY LINE OF SAID GOVERNMENT LOT 5; THENCE ALONG THE BOUNDARIES OF SAID LOT 5 THE FOLLOWING TWO COURSES; THENCE

38TH:                      SOUTH 89°07’01” WEST 400.26 FEET TO THE WEST LINE THEREOF; THENCE

39TH:                      NORTH 0°48’22” WEST 1,347.51 FEET TO THE SOUTHWESTERLY CORNER OF SAID LOT 2; THENCE

40TH:                      ALONG THE WESTERLY LINE OF SAID LOT 2, NORTH 0°50’00” WEST 400.66 FEET TO THE SOUTHEASTERLY LINE OF INTERSTATE 15; THENCE ALONG THE BOUNDARY OF SAID INTERSTATE THE FOLLOWING THREE COURSES,

41ST:                        NORTH 48°23’14” EAST 102.62 FEET; THENCE

42ND:                     NORTH 0°54’11” WEST 134.87 FEET; THENCE

43RD:                      NORTH 48°25’31” EAST 3,146.69 FEET TO THE NORTHERLY LINE OF SAID TRACT 48; THENCE

44TH:                      ALONG SAID NORTHERLY LINE NORTH 89°09’41” EAST 809.67 FEET TO A POINT THEREON DISTANT WESTERLY 765.00 FEET FROM AP 1 OF SAID TRACT 48; THENCE

45TH:                      SOUTH 0°08’04” WEST 396.93 FEET; THENCE

46TH:                      SOUTH 6l°24’22” WEST 370.88 FEET; THENCE

47TH:                      SOUTH 68°05’09” WEST 285.75 FEET; THENCE

48TH:                      SOUTH 62°37’02” WEST 636.97 FEET; THENCE

49TH:                      SOUTH 29°18’35” WEST 460.35 FEET; THENCE

50TH:                      SOUTH 40°30’03” WEST 389.21 FEET; THENCE

51ST:                        SOUTH 53°14’49” WEST 863.69 FEET; THENCE

52ND:                     SOUTH 87°16’05” WEST 216.96 FEET; THENCE

53RD:                      SOUTH 03°44’43’’ WEST 912.08 FEET; THENCE

54TH:                      NORTH 84°14’18” EAST 256.81 FEET; THENCE

55TH:                      NORTH 63°22’46” EAST 591.67 FEET; THENCE

56TH:                      SOUTH 81°38’26” EAST 622.24 FEET; THENCE

57TH:                      NORTH 11°53’12” EAST 401.43 FEET; THENCE

58TH:                      NORTH 18°09’07” EAST 410.78 FEET; THENCE

59TH:                      NORTH 23°58’25” EAST 159.12 FEET; THENCE

60TH:                      NORTH 20°59’49” EAST 190.64 FEET; THENCE

61ST:                        NORTH 31°49’12” EAST 181.64 FEET; THENCE

62ND:                     NORTH 43°29’00”  EAST 144.87 FEET; THENCE

63RD:                      NORTH 58°06’52” EAST 141.27 FEET; THENCE

64TH:                      NORTH 76°13’57” EAST 181.01 FEET; THENCE

65TH:                      SOUTH 64°38’02” EAST 129.18 FEET; THENCE

66TH:                      SOUTH 39°25’17” EAST 110.49 FEET; THENCE

67TH:                      SOUTH 22°12’37” EAST 184.27 FEET; THENCE

68TH:                      SOUTH 46°47’30” EAST 92.89 FEET; THENCE

69TH:                      SOUTH 63°00’16” EAST 102.39 FEET; THENCE

70TH:                      SOUTH 88°12’04” EAST 527.06 FEET; THENCE

71ST:                        NORTH 64°21’23” EAST 614.21 FEET; THENCE

72ND:                     NORTH 1°19’00” WEST 1,614.48 FEET TO THE POINT OF BEGINNING.

EXCEPT THEREFROM THAT PORTION WHICH LIES WITHIN SAID GOVERNMENT LOT 2.

PARCEL ELEVEN (11): (LEASEHOLD PARCEL)

COMMENCING AT A POINT 20 RODS NORTH OF THE SOUTHWEST CORNER OF THE NORTHEAST QUARTER (NE 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M.; THENCE EAST 40 RODS; THENCE NORTH 20 RODS; THENCE WEST 40 RODS; THENCE SOUTH 20 RODS TO THE PLACE OF BEGINNING.

EXCEPTING THEREFROM ANY PORTION LYING WITHIN PULSIPHER LANE AND SMOKEY LANE AS DESCRIBED IN DEED OF DEDICATION TO THE CITY OF MESQUITE RECORDED MAY 12, 1995 IN BOOK 950512 AS DOCUMENT NO. 01344 OF OFFICIAL RECORDS.

PARCEL TWELVE (12):

AMENDED LOTS TWENTY-SIX (26) AND TWENTY-SEVEN (27) OF MAP OF DIVISION INTO LARGE PARCELS FOR THE CITY OF MESQUITE, AS SHOWN BY MAP I FILE IN BOOK 2 OF MISCELLANEOUS MAPS, PAGE 37 IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.